                                                                     Exhibit 4.4



================================================================================





                            SOLA INTERNATIONAL INC.
                                   as Issuer


                                      and


                             THE BANK OF NEW YORK,
                                  as Trustee


                       --------------------------------

                                   Indenture

                          Dated as of April 17, 2001

                       --------------------------------


                           11% Senior Notes due 2008





================================================================================

                               TABLE OF CONTENTS

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                                                 ARTICLE ONE

                                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.............................................................................     1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.......................................    30
SECTION 1.03.  Rules of Construction...................................................................    30

                                                 ARTICLE TWO

                                                  THE NOTES

SECTION 2.01.  The Notes...............................................................................    31
SECTION 2.02.  Restrictive Legends.....................................................................    33
SECTION 2.03.  Execution and Authentication............................................................    35
SECTION 2.04.  Registrar and Paying Agent..............................................................    36
SECTION 2.05.  Holders to Be Treated as Owners; Payments of Interest...................................    36
SECTION 2.06.  Paying Agent to Hold Money in Trust.....................................................    37
SECTION 2.07.  Transfer and Exchange...................................................................    37
SECTION 2.08.  Replacement Notes.......................................................................    49
SECTION 2.09.  Outstanding Notes.......................................................................    50
SECTION 2.10.  Temporary Notes.........................................................................    50
SECTION 2.11.  Cancellation............................................................................    51
SECTION 2.12.  ISIN Numbers and Common Codes...........................................................    51
SECTION 2.13.  Defaulted Interest......................................................................    51
SECTION 2.14.  Issuance of Additional Notes............................................................    51

                                                ARTICLE THREE

                                                  REDEMPTION

SECTION 3.01.  Optional Redemption.....................................................................    52
SECTION 3.02.  Notices to Trustee......................................................................    53
SECTION 3.03.  Selection of Notes to Be Redeemed.......................................................    53
SECTION 3.04.  Notice of Redemption....................................................................    53
SECTION 3.05.  Effect of Notice of Redemption..........................................................    55
SECTION 3.06.  Deposit of Redemption Price.............................................................    55
SECTION 3.07.  Payment of Notes Called for Redemption..................................................    55
SECTION 3.08.  Notes Redeemed in Part..................................................................    55
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                                                 ARTICLE FOUR

                                                  COVENANTS

SECTION 4.01.  Payment of Notes........................................................................    56
SECTION 4.02.  Maintenance of Office or Agency.........................................................    56
SECTION 4.03.  Limitation on Additional Indebtedness...................................................    56
SECTION 4.04.  Limitation on Layering Indebtedness.....................................................    58
SECTION 4.05.  Limitation on Restricted Payments.......................................................    58
SECTION 4.06.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                  Subsidiaries.........................................................................    60
SECTION 4.07.  Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries..........    62
SECTION 4.08.  Limitation on Sale and Leaseback Transactions...........................................    62
SECTION 4.09.  Limitation on Transactions with Affiliates..............................................    62
SECTION 4.10.  Limitation on Liens.....................................................................    64
SECTION 4.11.  Limitation on Asset Sales...............................................................    65
SECTION 4.12.  Repurchase of Notes upon a Change of Control............................................    68
SECTION 4.13.  Limitation on Designation of Unrestricted Subsidiaries..................................    69
SECTION 4.14.  Designation of Guarantor................................................................    70
SECTION 4.15.  Existence...............................................................................    71
SECTION 4.16.  Payment of Taxes and Other Claims.......................................................    71
SECTION 4.16.  Reports to Holders......................................................................    71
SECTION 4.18.  Conduct of Business.....................................................................    72
SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.................................................    72
SECTION 4.20.  Compliance Certificates.................................................................    72
SECTION 4.21.  Maintenance of Properties...............................................................    73
SECTION 4.22.  Insurance...............................................................................    73

                                                 ARTICLE FIVE

                                            SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation or Sale of Assets.................................................    73
SECTION 5.02.  Successor Substituted...................................................................    75

                                                 ARTICLE SIX

                                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.......................................................................    76
SECTION 6.02.  Acceleration............................................................................    77
SECTION 6.03.  Other Remedies..........................................................................    78
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SECTION 6.04.  Waiver of Past Defaults.................................................................    79
SECTION 6.05.  Control by Majority.....................................................................    79
SECTION 6.06.  Limitation on Suits.....................................................................    79
SECTION 6.07.  Rights of Holders to Receive Payment....................................................    80
SECTION 6.08.  Collection Suit by Trustee..............................................................    80
SECTION 6.09.  Trustee May File Proofs of Claim........................................................    80
SECTION 6.10.  Priorities..............................................................................    81
SECTION 6.11.  Undertaking for Costs...................................................................    81
SECTION 6.12.  Restoration of Rights and Remedies......................................................    81
SECTION 6.13.  Rights and Remedies Cumulative..........................................................    81
SECTION 6.14.  Delay or Omission Not Waiver............................................................    82

                                                ARTICLE SEVEN

                                                   TRUSTEE

SECTION 7.01.  General.................................................................................    82
SECTION 7.02.  Certain Rights, Duties and Responsibilities of Trustee..................................    82
SECTION 7.03.  Individual Rights of Trustee............................................................    84
SECTION 7.04.  Trustee's Disclaimer....................................................................    84
SECTION 7.05.  Notice of Default.......................................................................    84
SECTION 7.06.  Reports by Trustee to Holders...........................................................    85
SECTION 7.07.  Compensation and Indemnity..............................................................    85
SECTION 7.08.  Replacement of Trustee..................................................................    86
SECTION 7.09.  Successor Trustee by Merger, etc........................................................    87
SECTION 7.10.  Eligibility.............................................................................    87
SECTION 7.11.  Money Held in Trust.....................................................................    87
SECTION 7.12.  Withholding Taxes.......................................................................    87
SECTION 7.13.  Trustee's Application for Instructions from the Company.................................    87
SECTION 7.14.  Appointment of Co-Trustee...............................................................    88

                                                ARTICLE EIGHT

                                            DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations....................................................    89
SECTION 8.02.  Defeasance and Discharge of Indenture...................................................    90
SECTION 8.03.  Defeasance of Certain Obligations.......................................................    92
SECTION 8.04.  Application of Trust Money..............................................................    93
SECTION 8.05.  Repayment to Company....................................................................    93
SECTION 8.06.  Reinstatement...........................................................................    93
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                                                 ARTICLE NINE

                                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders..............................................................    94
SECTION 9.02.  With Consent of Holders or Interests....................................................    94
SECTION 9.03.  Revocation and Effect of Consent........................................................    96
SECTION 9.04.  Notation on or Exchange of Notes........................................................    96
SECTION 9.05.  Trustee to Sign Amendments, Etc.........................................................    96
SECTION 9.06.  Conformity with Trust Indenture Act.....................................................    97

                                                 ARTICLE TEN

                                                MISCELLANEOUS

SECTION 10.01. Trust Indenture Act of 1939.............................................................    97
SECTION 10.02. Notices.................................................................................    97
SECTION 10.03. Certificate and Opinion as to Conditions Precedent......................................    99
SECTION 10.04. Statements Required in Certificate......................................................    99
SECTION 10.05. Rules by Trustee, Paying Agent or Registrar.............................................    99
SECTION 10.06. Payment Date Other Than a Business Day..................................................    99
SECTION 10.07. Governing Law...........................................................................   100
SECTION 10.08. No Adverse Interpretation of Other Agreements...........................................   100
SECTION 10.09. No Recourse Against Others..............................................................   100
SECTION 10.10. Successors..............................................................................   100
SECTION 10.11. Duplicate Originals.....................................................................   100
SECTION 10.12. Separability............................................................................   101
SECTION 10.13. Table of Contents, Headings, etc........................................................   101
SECTION 10.14. Judgment Currency.......................................................................   101
SECTION 10.15. Waiver of Jury Trial....................................................................   101
SECTION 10.16. Unclaimed Money; Prescription...........................................................   101

                                                ARTICLE ELEVEN

                                              GUARANTEE OF NOTES

SECTION 11.01. Guarantee...............................................................................   102
SECTION 11.02. Execution and Delivery of Guarantee.....................................................   103
SECTION 11.03. Waiver of Subrogation...................................................................   103
SECTION 11.04. Immediate Payment.......................................................................   104
SECTION 11.05. No Set-Off..............................................................................   104
SECTION 11.06. Obligations Absolute....................................................................   104
SECTION 11.07. Obligations Continuing..................................................................   104
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SECTION 11.08. Obligations Not Reduced.................................................................   104
SECTION 11.09. Obligations Reinstated..................................................................   105
SECTION 11.10. Obligations Not Affected................................................................   105
SECTION 11.11. Waiver..................................................................................   106
SECTION 11.12. No Obligation to Take Action Against Company............................................   106
SECTION 11.13. Default and Enforcement.................................................................   106
SECTION 11.14. Costs and Expenses......................................................................   107
SECTION 11.15. No Merger or Waiver; Cumulative Remedies................................................   107
SECTION 11.16. Survival of Obligations.................................................................   107
SECTION 11.17. Guarantee in Addition to Other Obligations..............................................   107
SECTION 11.18. Successors and Assigns..................................................................   108
SECTION 11.19. Governing Law; Agent for Service; Submission to Jurisdiction; Waiver of
                  Immunities; Judgment Currency........................................................   108
SECTION 11.20. Release of Guarantee....................................................................   108

EXHIBIT A   -   Form of Note
EXHIBIT B   -   Form of Certificate of Transfer
EXHIBIT C   -   Form of Certificate of Exchange
EXHIBIT D   -   Form of Certificate from Acquiring Institutional Accredited Investor
EXHIBIT E   -   Form of Guarantee

                             CROSS-REFERENCE TABLE

TIA Sections                                                               Indenture Sections
------------                                                               ------------------
Section 3.10(a)(1).....................................................    7.10
            (a)(2).....................................................    7.10
            (b)........................................................    7.03; 7.08
Section 3.11...........................................................    7.03
Section 3.13(a)........................................................    7.06
            (c)........................................................    7.05; 7.06
Section 3.14(a)........................................................    4.14; 10.02
            (a)(4).....................................................    4.16
            (b)........................................................    N/A
            (c)(1).....................................................    N/A
            (c)(2).....................................................    N/A
            (d)........................................................    N/A
            (e)........................................................    N/A
Section 3.15(a)........................................................    7.02
            (b)........................................................    7.05
            (c)........................................................    7.02
            (d)........................................................    7.02
Section 3.16(a)........................................................    6.05; 6.06
            (a)(1)(A)..................................................    6.05
            (a)(1)(B)..................................................    6.04
            (b)........................................................    6.07
Section 3.17(a)(1).....................................................    6.08
            (a)(2).....................................................    6.09
Section 3.18(a)........................................................    N/A
            (c)........................................................    N/A

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

                  INDENTURE, dated as of April 17, 2001, between SOLA INTERNATIONAL INC., a Delaware corporation (the "Company") and THE BANK OF NEW
                                                 -------
YORK, a New York banking corporation, as Trustee (the "Trustee"), registrar,
                                                       -------
paying agent and transfer agent.

                            RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (euro)205,000,000 aggregate principal amount of the Company's 11% Senior Notes due 2008 in the form of Initial Notes (as defined below), 11% Senior Notes due 2008 in the form of Exchange Notes (as defined below) and, if and when issued, such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to this Indenture, in each case issuable as provided in this Indenture. All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company, and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid and legally binding obligations of the Company.

                     AND THIS INDENTURE FURTHER WITNESSETH

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


                  SECTION 1.01.  Definitions.
                                 -----------

                  "Acquired Indebtedness" means (a) with respect to any Person
                   ---------------------
that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

                  "Additional Notes" means, subject to the Company's compliance
                   ----------------
with Section 4.03, 11% Senior Notes due 2008 substantially in the form of Exhibit A and, if required, containing the Private Placement Legend, issued from
---------
time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.08, 2.10, 3.08, 4.12 or 9.04 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

                  "Affiliate" of any Person means any other Person which
                   ---------
directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.09 hereof, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate Transaction" has the meaning given such term in
                   ---------------------
Section 4.09.

                  "Agent" means any Registrar, Paying Agent, authenticating
                   -----
agent or co-Registrar.

                  "amend" means to amend, supplement, restate, amend and restate
                   -----
or otherwise modify; and "amendment" shall have a correlative meaning.

                  "Applicable Procedures" means with respect to any transfer,
                   ---------------------
exchange or other transaction involving a Global Note or beneficial interest therein, the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear," "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream Banking, to the extent applicable to such transaction and as in effect at the time of such transaction.

                  "asset" means any asset or property.
                   -----

                  "Asset Acquisition" means
                   -----------------

                  (a) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or

                  (b) the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

                  "Asset Sale" means any sale, issuance, conveyance, transfer,
                   ----------
lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in
                                                                  --------
one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

                  (1)    transfers of cash or Cash Equivalents;

                  (2) transfers of assets (including Capital Stock) that are governed by, and made in accordance with, the provisions described in
          Section 5.01 hereof;

                  (3) Permitted Investments and Restricted Payments permitted under Section 4.05 hereof;

                  (4)    the creation or realization of any Permitted Lien;

                  (5) transfers of damaged, worn-out or obsolete assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries; and

                  (6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $250,000.

                  "Attributable Indebtedness," when used with respect to any
                   -------------------------
Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

                  "Bankruptcy Law" means Title 11 of the United States Code, as
                   --------------
amended, or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means, with respect to any Person, the
                   ------------------
board of directors or comparable governing body of such Person.

                  "Board Resolution" of a Person means a duly adopted resolution
                   ----------------
of the Board of Directors of such Person and delivered to the Trustee.

                  "Book-Entry Interest" means a beneficial interest held by or
                   -------------------
through a Participant in a Global Note.

                  "Business Day" means any day excluding Saturday, Sunday and
                   ------------
any day which is a legal holiday under the laws of New York or Luxembourg or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

                  "Capital Stock" of any Person means (1) any and all shares or
                   -------------
other equity interests (including common stock, preferred stock and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

                  "Capitalized Lease" means a lease required to be capitalized
                   -----------------
for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligations" of any Person means the
                   -----------------------------
obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means:
                   ----------------

                  (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 360 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

                  (3) commercial paper maturing no more than 360 days from the date of creation thereof issued by a corporation that is not the Company or an Affiliate of the Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

                  (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

                  (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

                  "Change of Control" means the occurrence of any of the
                   -----------------
following events:

                  (1) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of the Company;

                  (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Company; or

                  (3) (x) all or substantially all of the assets of the Company and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (y) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions in which the Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to the consummation of such transaction or series of related transactions do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person immediately after such consummation.

                  "Change of Control Offer" has the meaning given to such term
                   -----------------------
in Section 4.12.

                  "Change of Control Purchase Price" has the meaning given to
                   --------------------------------
such term in Section 4.12.

                  "Clearstream" means Clearstream Banking, societe anonyme,
                   -----------
formerly Cedelbank.

                  "Commission" means the United States Securities and Exchange
                   ----------
Commission.

                  "Common Depositary" means initially The Bank of New York
                   -----------------
Depository (Nominees) Limited or such other common depositary for the Depositary as may be appointed by the Depositary from time to time.

                  "Common Stock" of any Person means any and all shares,
                   ------------
interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's ordinary shares, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such ordinary shares.

                  "Company" means Sola International Inc. until a successor
                   -------
replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

                  "Company Order" means a written request or order signed in the
                   -------------
name of the Company by an authorized signatory (by virtue of a power of attorney or other similar instrument) and delivered to the Trustee.

                  "Consolidated Amortization Expense" for any period means the
                   ---------------------------------
amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Cash Flow" for any period means, without
                   ----------------------
duplication, the sum of the amounts for such period of

                  (1)    Consolidated Net Income; plus

                  (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders:

                         (a)  Consolidated Income Tax Expense;

                         (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);

                         (c)  Consolidated Depreciation Expense;

                         (d)  Consolidated Interest Expense;

                         (e) the amount of any earn-out payment or bonus paid by the Company or any Restricted Subsidiary for such period to the seller(s) of any Capital Stock or business acquired by the Company or any Restricted Subsidiary, which payment is made pursuant to the terms of a purchase or similar agreement entered into at the time of the acquisition; and

                         (f) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;

         in each case determined on a consolidated basis in accordance with GAAP; minus

                  (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

                  "Consolidated Depreciation Expense" for any period means the
                   ---------------------------------
depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Income Tax Expense" for any period means the
                   -------------------------------
provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" means the ratio of
                   ------------------------------------
Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter
                                                            ------------
Period") ending on or prior to the date of the transaction giving rise to the
------
need to calculate the Consolidated Interest Coverage Ratio (the "Transaction
                                                                 -----------
Date") to Consolidated Interest Expense for the Four-Quarter Period. In addition
----
to and without limitation of the foregoing, for purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

                  (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange
         Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

                  If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

                  (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

                  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

                  (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

                  "Consolidated Interest Expense" for any period means the sum,
                   -----------------------------
without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

          (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings;

          (3)      the net costs associated with Hedging Obligations;

          (4)      amortization of debt discount or premium;

          (5) amortization of debt issuance costs and other financing fees and expenses (other than such costs, fees and expenses incurred in connection with the refinancing described in this offering memorandum);

          (6)      the interest portion of any deferred payment obligations;

          (7)      all other non-cash interest expense;

          (8)      capitalized interest;

          (9) the product of (a) all dividend payments on any series of Disqualified Capital Stock of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Capital Stock or any Preferred Stock held by the Company or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal; and

          (10)     all interest payable with respect to discontinued operations.

          "Consolidated Net Income" for any period means the net income (or
           -----------------------
loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Restricted Subsidiaries during such period;

          (2) except to the extent includable in the consolidated net income of the Company pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

          (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

          (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (x) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (y) any Asset Sale by the Company or any Restricted Subsidiary;

          (6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period; and

          (7) the effect of the Special Charges or the effect of any reversal or reclassification after the Issue Date of any of the Special Charges.

          In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.05(iii)(D) hereof or was deemed to reduce the amount of Investments outstanding pursuant to clause
(12) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

          "Consolidated Net Worth" means, with respect to any Person as of any
           ----------------------
date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to

Disqualified Capital Stock of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

          "Corporate Trust Office" means the office of the Trustee at which the
           ----------------------
corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, 21st Floor West, New York, NY 10286, Attention:
Corporate Trust Trustee Administration.

          "Covenant Defeasance" has the meaning given such term in Section 8.03.
           -------------------

          "Coverage Ratio Exception" has the meaning given to such term in
           ------------------------
Section 4.03.

          "Currency Protection Obligations" of any Person means agreements or
           -------------------------------
arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

          "Custodian" means any receiver, trustee, assignee, liquidator or
           ---------
similar official under any Bankruptcy Law.

          "Default" means (1) any Event of Default or (2) any event, act or
           -------
condition that, after notice or the passage of time or both would be, an Event of Default.

          "Definitive Registered Note" means any Note that is not a Global Note
           --------------------------
and that is registered in the Register, the form of which is attached hereto as Exhibit A.
---------

          "Depositary" means Euroclear or Clearstream or a successor clearing
           ----------
agency to either or both of them.

          "Designation" has the meaning given to that term in Section 4.13; and
           -----------
"Designate" has a correlative meaning.
 ---------

          "Designation Amount" has the meaning given to that term in Section
           ------------------
4.13.

          "Disqualified Capital Stock" of any Person means any Capital Stock of
           --------------------------
such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock; provided, further, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Capital Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described in Section 4.12 and such Capital Stock specifically provides that the Company will not redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes as required pursuant to the provisions of Section 4.12.

          "Domestic Restricted Subsidiary" means a Restricted Subsidiary
           ------------------------------
incorporated or organized under the laws of the United States, any State or the District of Columbia.

          "Eligible Jurisdiction" means any country in the European Union (as it
           ---------------------
exists on the Issue Date) or Switzerland.

          "Euro Equivalent" means with respect to any monetary amount in a
           ---------------
currency other than Euros, at any time for the determination thereof, the amount of Euros obtained by converting such foreign currency involved in such computation into Euros at the spot rate for the purchase of Euros with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

          "Euroclear" means Euroclear S.A./N.V. as operator of the Euroclear
           ---------
system.

          "European Union" means the European Union, including the countries of
           --------------
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

          "Events of Default" has the meaning provided in Section 6.01.
           -----------------

          "Exchange Act" means the United States Securities Exchange Act of
           ------------
1934, as amended.

          "Excess Proceeds" has the meaning provided in Section 4.11.
           ---------------

          "Exchange Notes" means the 11% Senior Notes due 2008 to be issued
           --------------
pursuant to this Indenture in connection with (i) a Registration pursuant to the Registration Rights Agreement or, (ii) with respect to Initial Notes issued under this Indenture from time to time after the Issue Date pursuant to Section 2.14, 11% Senior Notes due 2008 issued pursuant to a registration rights agreement substantially identical to the Registration Rights Agreement, in each case substantially in the form of Exhibit A
                                  ---------

          "Exchange Offer" has the meaning set forth in the Registration Rights
           --------------
Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in
           -------------------------------------
the Registration Rights Agreement.

          "Eyeglass Lens Business" means (i) the design, manufacture and
           ----------------------
distribution of plastic and glass eyeglass lenses, (ii) the design, manufacture and distribution of lens coatings and treatments and (iii) other optical lens related businesses.

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $2.0 million shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary other
           -----------------------------
than a Domestic Restricted Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

          "Global Notes" means the U.S. Global Note(s), the International Global
           ------------
Note(s) and the Unrestricted Global Notes.

          "Government Obligations" means securities issued or directly and fully
           ----------------------
guaranteed or insured by the governments of any Eligible Jurisdiction rated AAA or above and having maturities of not more than one year from the date of acquisition.

          "Guarantee" means any guarantee of the obligations of the Company
           ---------
under this Indenture and the Notes by a Guarantor. When used as a verb "Guarantee" shall have a corresponding meaning.

          "guarantee" means a direct or indirect guarantee by any Person of any
           ---------
Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as verbs, "guarantee," and "guaranteed" have correlative meanings.

          "Guarantors" means each Person that becomes a Guarantor by the terms
           ----------
of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee.

          "Hedging Obligations" of any Person means Interest Rate Protection
           -------------------
Obligations and Currency Protection Obligations of such Person.

          "Holder" means any Person shown on the Register as the registered
           ------
holder, from time to time, of the Notes.

          "incur" means, with respect to any Indebtedness or Obligation, incur,
           -----
create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

          "Indebtedness" of any Person at any date means, without duplication:
           ------------

          (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

          (5) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person;

          (6)  all Capitalized Lease Obligations of such Person;

          (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or a Restricted Subsidiary that is guaranteed by the Company or another Restricted Subsidiary shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis;

          (9)  all Attributable Indebtedness;

          (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

          (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (x) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or meas-ured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or convened), such Fair Market Value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

          "Indenture" means this Indenture as originally executed or as it may
           ---------
be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Indenture Obligations" has the meaning given such term in Section
           ---------------------
    11.01.

          "Independent Director" means a director of the Company who:
           --------------------

          (1)  is independent with respect to the transaction at issue;

          (2) does not have any material financial interest in the Company or any of its Affiliates; and

          (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings.

          "Independent Financial Advisor" means an accounting, appraisal or
           -----------------------------
investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

          "Indirect Participant" is defined to mean a Person who holds a Book-
           --------------------
Entry Interest through a Participant.

          "Initial Notes" means (i) (euro)205,000,000 aggregate principal amount
           -------------
of 11% Senior Notes due 2008 issued on the Issue Date, substantially in the form of Exhibit A and containing the Private Placement Legend and (ii) Additional
   ---------
Notes, in each case for so long as such notes constitute Restricted Notes.

          "Insignificant Domestic Restricted Subsidiary" means a Domestic
           --------------------------------------------
Restricted Subsidiary with (1) net sales that are less than 5.0% of the consolidated net sales of the Company and the Restricted Subsidiaries for the most recent fiscal quarter for which a consolidated income statement of the Company is available and (2) tangible assets that are less than

2.5% of Total Tangible Assets as of the end of the most recent fiscal quarter for which a consolidated balance sheet of the Company and the Restricted Subsidiaries is available; provided, however, that (A) the aggregate net sales of all Domestic Restricted Subsidiaries treated as Insignificant Domestic Restricted Subsidiaries for purposes of this Indenture may not exceed 5.0% of the consolidated net sales of the Company and the Restricted Subsidiaries for any such fiscal quarter and (B) the aggregate tangible assets of all Domestic Restricted Subsidiaries treated as Insignificant Domestic Restricted Subsidiaries for purposes of this Indenture may not exceed 5.0% of Total Tangible Assets as of the end of any such fiscal quarter. In the event that the Insignificant Domestic Restricted Subsidiaries exceed in the aggregate either of the totals in (A) or (B) above, the Company shall cause one or more Domestic Restricted Subsidiaries to become Guarantors to the extent necessary to be in compliance with clauses (A) and (B) above.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Notes, interest on and
           --------
Liquidated Damages, if any, with respect to, the Notes.

          "Interest Payment Date" means each semi-annual interest payment date
           ---------------------
on September 15 and March 15 of each year, commencing September 15, 2001.

          "Interest Rate Protection Obligations" of any Person means the
           ------------------------------------
obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

          "International Global Note(s)" means one or more Global Notes bearing
           ----------------------------
the Private Placement Legend in registered form without interest coupons that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Initial Notes sold in reliance on Regulation S and deposited with the Common Depositary.

          "Investments" of any Person means:
           -----------

          (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person;

          (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

          (4)  the Designation of any Subsidiary as an Unrestricted Subsidiary.

          Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.13 hereof. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Stock of and all other Investments in such former Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. Notwithstanding the foregoing, purchases or redemptions of Capital Stock of the Company shall be deemed not to be Investments.

          "Issue Date" means April 17, 2001.
           ----------

          "Judgment Currency" has the meaning given such term in Section 10.15.
           -----------------

          "Legal Defeasance" has the meaning given such term in Section 8.02.
           ----------------

          "Lien" means, with respect to any asset, any mortgage, deed of trust,
           ----
lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

          "Liquidated Damages" has the meaning set forth in the Registration
           ------------------
Rights Agreement.

          "Moody's" means Moody's Investors Service, Inc., and its successors.
           -------

          "Net Available Proceeds" means, with respect to any Asset Sale (other
           ----------------------
than a Planned Asset Sale), the proceeds thereof in the form of cash or Cash Equivalents, net of

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

          (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

          (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

          (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

          The proceeds from the Planned Asset Sales shall be deemed to result in no Net Available Proceeds.

          "Net Proceeds Deficiency" has the meaning given such term in Section
           -----------------------
4.11.

          "Net Proceeds Offer" has the meaning given such term in Section 4.11.
           ------------------

          "Notes" means, collectively, the Initial Notes, the Private Exchange
           -----
Notes, if any, and the Unrestricted Notes. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

          "Note Guarantee" has the meaning given such term in Section 4.14.
           --------------

          "Obligation" means any principal, interest, penalties, fees,
           ----------
indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offered Price" has the meaning given such term in Section 4.11.
           -------------

          "Officer" means any of the following of the Company: the Chairman of
           -------
the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Pari Passu Indebtedness" means any Indebtedness of the Company or any
           -----------------------
Guarantor that ranks pari passu as to payment with the Notes or any Guarantee, as applicable.

          "Pari Passu Indebtedness Price" has the meaning given such term in
           -----------------------------
Section 4.11.

          "Participant" means, with respect to any Depositary, Persons who have
           -----------
accounts with such Depositary.

          "Paying Agent" has the meaning provided in Section 2.04, except that,
           ------------
for the purposes of Article Eight, the Paying Agent shall not be the Company, any Guarantor or any Subsidiary of the Company, a Guarantor or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Payment Amount" has the meaning given such term in Section 4.11.
           --------------

          "Permitted Indebtedness" has the meaning given to such term in Section
           ----------------------
4.03.

          "Permitted Investment" means:
           --------------------

          (1) Investments by the Company or any Restricted Subsidiary in (x) any Restricted Subsidiary or (y) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

          (2)  Investments in the Company by any Restricted Subsidiary;

          (3) loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes not in excess of $2.5 million at any one time outstanding;

          (4) Hedging Obligations incurred pursuant to clause (v) of the second paragraph of Section 4.03(b) hereof;

          (5)  Cash Equivalents;

          (6) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (7) Investments of the Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date;

          (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (9) Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11 hereof;

          (10) lease, utility and other similar deposits in the ordinary course of business;

          (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and

          (12) other Investments in an aggregate amount not to exceed $5.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

          The amount of Investments outstanding at any time pursuant to clause
(12) above shall be deemed to be reduced:

          (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (12) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

          (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (12) above.

          "Permitted Liens" means the following types of Liens:
           ---------------

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

          (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and set-off; and

          (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Plan of Liquidation" with respect to any Person, means a plan that
           -------------------
provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Planned Asset Sales" means sales of vacant land and land and
           -------------------
buildings in Petaluma, California, land and a building in Wexford, Ireland and future asset sales consummated within twelve months after the Issue Date, which future asset sales shall not have aggregate proceeds in excess of $5.0 million.

          "Preferred Stock" means, with respect to any Person, any and all
           ---------------
preferred or preference stock or other preferred equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

          "principal" means, with respect to the Notes, the principal of, and
           ---------
premium, if any, on the Notes.

          "Private Exchange Notes" has the meaning given such term in the
           ----------------------
Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Restricted Notes in the form set forth in Section 2.02(a).

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Qualified Capital Stock of Company generating gross proceeds of at least $50.0 million pursuant to an effective registration statement filed under the Securities Act.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of any assets (including, without limitation, Capital Stock of any Person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified assets being financed (including the assets of any person whose Capital Stock is acquired) or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached; provided, further, however, that such Indebtedness is incurred within 90 days after such acquisition of such asset by the Company or such Restricted Subsidiary.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Qualified Capital Stock" means Capital Stock of the Company other
           -----------------------
than Disqualified Capital Stock; provided that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold or owed to a Subsidiary of the Company or financed, directly or indirectly, using funds (A) borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid or (B) contributed, extended, guaranteed or advanced by the Company or any Subsidiary of the Company (including, without limitation, in respect of any employee stock ownership or benefit plan).

          "redeem" means to redeem, repurchase, purchase, defease, retire,
           ------
discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed,
           ----------------
means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Redesignation" has the meaning given to that term in Section 4.13
           -------------
hereof; and "Redesignate" has a correlative meaning.
             -----------
          "refinance" means to refinance, repay, prepay, replace, renew or
           ---------
refund.

          "Refinancing Indebtedness" means Indebtedness of the Company or a
           ------------------------
Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

          (1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

          (2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or any Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or any Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

          (3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

          (4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

          (5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

          "Register" has the meaning provided in Section 2.04.
           --------

          "Registrar" has the meaning provided in Section 2.04.
           ---------

          "Registration" means, collectively, each offer of Notes registered
           ------------
pursuant to a Registration Statement.

          "Registration Rights Agreement" means (i) with respect to the Initial
           -----------------------------
Notes issued on the Issue Date, the Registration Rights Agreement, dated as of the date hereof, between the Company and UBS AG, acting through its business group UBS Warburg, and (ii) with respect to each issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement among the Company and the Persons purchasing the Additional Notes.

          "Registration Statement" means the Exchange Offer Registration
           ----------------------
Statement or a Shelf Registration Statement as defined and described in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date means the September 1 or March 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Required Reports" has the meaning given such term in Section 4.17.
           ----------------

          "Responsible Officer," when used with respect to the Trustee, means
           -------------------
any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers in each case assigned to or employed by the corporate trust department of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Definitive Registered Note" means a Definitive Registered
           -------------------------------------
Note bearing the Private Placement Legend issued in registered form without coupons in a principal amount of (euro)1,000 or integral multiples thereof.

          "Restricted Global Notes" means the U.S. Global Note(s) and the
           -----------------------
International Global Note(s).

          "Restricted Notes" means the Restricted Definitive Registered Notes
           ----------------
and the Restricted Global Note(s).

          "Restricted Payment" means any of the following:
           ------------------

          (1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities a such) of Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Capital Stock and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary);

          (2) the redemption of any Capital Stock of the Company or any Restricted Subsidiary (other than any such Capital Stock held by the Company or any Restricted Subsidiary);

          (3)  any Investment other than a Permitted Investment; or

          (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

The amount of any Restricted Payment that is not paid in cash shall be the Fair Market Value thereof at the time of the Restricted Payment.

          "Restricted Payments Basket" has the meaning given to that term in
           --------------------------
Section 4.05(a) hereof.

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "Revolving Credit Facility" means a revolving credit facility entered
           -------------------------
into by the Company and one or more of its Subsidiaries and a lender or group of lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

          "Sale and Leaseback Transactions" means with respect to any Person an
           -------------------------------
arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Secretary's Certificate" means a certificate signed by the Secretary
           -----------------------
of the Company.

          "Securities Act" means the United States Securities Act of 1933, as
           --------------
amended.

          "Shelf Registration Statement" means the Shelf Registration Statement
           ----------------------------
as defined in the Registration Rights Agreement.

          "Special Charges" includes all special charges and inventory write-
           ---------------
downs recorded through December 31, 2000 as well as anticipated special charges to be recorded in the quarter ended March 31, 2001 not to exceed $15.0 million.

          "Stated Maturity" means, with respect to any installment of interest
           ---------------
or principal on any Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Indebtedness" means Indebtedness of the Company or any
           -------------------------
Guarantor that is subordinated in right of payment to the Notes or any Guarantees, respectively.

          "Subsidiary" means, with respect to any Person:
           ----------
          (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

          "Successor" has the meaning given such term in Section 5.01.
           ---------

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939,
           ---      -------------------
as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Total Tangible Assets" means, as of any date, the total amount of
           ---------------------
tangible assets of the Company and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date.

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "Unrestricted Definitive Registered Note" means a Definitive
           ---------------------------------------
Registered Note not bearing the Private Placement Legend issued in registered form without coupons in a principal amount of (euro)1,000 or integral multiples thereof, including, without limitation, the Exchange Notes.

          "Unrestricted Global Note" means one or more Global Note(s) not
           ------------------------
bearing the Private Placement Legend issued in registered form without interest coupons in a principal amount of (euro)1,000 or integral multiples thereof, and deposited with the Common Depositary, including, without limitation, the Exchange Notes.

          "Unrestricted Notes" means the Unrestricted Global Notes and the
           ------------------
Unrestricted Definitive Registered Notes.

          "Unrestricted Subsidiaries" means (1) Sola Optical China Ltd., and any
           -------------------------
other Subsidiary that has been Designated an Unrestricted Subsidiary, in each case, until such Subsidiary is Redesignated a Restricted Subsidiary, and (2) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Global Note(s)" means one or more Global Note(s) bearing the
           ------------------
Private Placement Legend in registered form without interest coupons that will be issued in a principal amount equal to the outstanding principal amount of the Initial Notes sold in reliance on Rule 144A and deposited with the Common Depositary.

          "Voting Stock" with respect to any Person, means securities of any
           ------------
class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" when applied to any Indebtedness
           ---------------------------------
at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of
           ----------------------------------
which 100% of the Capital Stock (except for directors' qualifying shares or de minimis interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture notes" means the Notes;

          "indenture note holder" means a Holder or a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

          (i)    a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)    provisions apply to successive related events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01;

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;

          (ix) all references to "(euro)," or "Euros" refer to the lawful currency of a Euro currency country, unless the content expressly contemplates otherwise; and

          (x) all references to "$", "Dollars", "U.S. Dollars" or money refer to the lawful currency of the United States, unless the content expressly contemplates otherwise.


                                  ARTICLE TWO

                                   THE NOTES

          SECTION 2.01. The Notes.
                        ---------

          (a)  Form and Dating. The Notes and the Trustee's certificate of
               ---------------
authentication thereon shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other
---------
variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of
          ---------
this Indenture. The Global Notes and the Definitive Registered Notes shall be issued only in registered form. The Notes shall be issued without coupons. The Notes shall be issued only in denominations of (euro)1,000 principal amount or any integral multiple thereof. To the extent applicable, the Company, any Guarantor, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b)  Global Notes. Initial Notes offered and sold in reliance on Rule
               ------------
144A shall be issued in the form of one or more U.S. Global Notes, deposited with the Common Depositary, as custodian for the Depositaries, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each Global Note, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more International Global Notes deposited with the Common Depositary, as custodian for the Depositaries, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the International Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each Global Note, as hereinafter provided.

          Unrestricted Global Notes shall be issued in accordance with Section 2.07(b)(iii), 2.07(d)(iii) and 2.07(f), and shall be deposited with the Common Depositary, as custodian for the Depositaries or their respective nominees, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount outstanding of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers of interests therein, redemptions and repurchases in accordance with the terms of this Indenture. Any endorsement of Schedule A to a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Notes represented thereby shall be made by the Trustee, the Paying Agent or the Registrar in accordance with Sections 2.07 (Transfer and Exchange), 3.04 (Notice of Redemption), 4.11 (Limitation on Asset Sales) and
4.12 (Repurchase of Notes upon a Change of Control) hereof.

          Except as set forth in Section 2.07(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a successor of the Common Depositary.

          (c)  Definitive Registered Notes. Definitive Registered Notes issued
               ---------------------------
upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Definitive Registered Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          (d)  Book-Entry Provisions. Participants and Indirect Participants
               ---------------------
shall have no rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Common Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositaries and their respective Participants, the operation of customary practices of such Depositaries governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The Applicable Procedures shall be ap-plicable to Book-Entry Interests that are held by the Participants through Euroclear or Clearstream.

          SECTION 2.02.  Restrictive Legends.
                         -------------------

          (a)  Private Placement Legend. Except as permitted by subparagraph (b)
               ------------------------
below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) issued under this Indenture shall bear a legend in substantially the following form:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN (euro)250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

          AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED BY IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

          (b) Notwithstanding the foregoing, any Global Note or Definitive Registered Note issued pursuant to subparagraph (b)(iii), (c)(ii), (c)(iii),
(d)(ii), (d)(iii) or (f) of Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          Each Global Note, if the Company so elects, may also bear the following legend on the face thereof:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO A COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY OR TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.01, 2.07, 2.08, 3.04, AND 4.12 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          SECTION 2.03. Execution and Authentication. The Notes shall be
                        ----------------------------
executed by an Officer or an authorized signatory as identified in an Officers' Certificate (pursuant to a power of attorney or other similar instrument). The signature of any such Officer (or authorized signatory) on the Notes shall be by manual or facsimile signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate (i) Initial Notes for original issue in unlimited aggregate principal amount, of which (euro)205,000,000 are being issued on the Issue Date, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes, (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of (euro)205,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, and (iv) Additional Notes issued pursuant to Section 2.14 hereof. Each such Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Definitive Registered Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer.


          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in minimum denominations of (euro) 1,000 in principal amount and any integral multiples of (euro)1,000 in excess thereof.

          SECTION 2.04. Registrar and Paying Agent. The Company shall
                        --------------------------
maintain an office or agency in London, England, the Borough of Manhattan, The City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment
           ---------
(the "Paying Agent") and (c) notices and demands in respect of the Notes and
      ------------
this Indenture may be served. The Registrar shall keep a register or registers of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Subsidiary may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and the agreement shall implement the provisions of this Indenture that relate to such Agent and shall incorporate the provisions of the TIA. Without limiting the foregoing, each such agreement appointing a Paying Agent must contain provisions substantially to the effect of Section 2.07 hereof. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

          The Registrar shall keep a register (the "Register") of the Definitive
                                                    --------
Registered Notes and of their transfer and exchange. Any notice to be given under this Indenture or under the Notes by the Trustee or the Company to Noteholders shall be mailed by first class mail to each Holder of Definitive Registered Notes at its address as it appears at the time of such mailing in the Register, and to the Holders of the Global Notes.

          The Company hereby appoints the corporate trust office of the Trustee in New York located at the address set forth in Section 10.02 as Registrar, Paying Agent and Transfer Agent in New York with respect to Definitive Registered Notes. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

          The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Registrar or co-Registrar, and/or agent for service of notice and demands.

          If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Register.

          SECTION 2.05. Holders to Be Treated as Owners; Payments of Interest.
                        -----------------------------------------------------
The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may deem and treat the person in whose name a

Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, Liquidated Damages, if any on such Note and for all other purposes; and neither the Company, any Paying Agent, the Registrar, the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

          SECTION 2.06.  Paying Agent to Hold Money in Trust. Not later than
                         -----------------------------------
12:00 noon (New York Time) one Business Day prior to each due date of the principal and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due on the due date for payment under the Notes. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

          SECTION 2.07.  Transfer and Exchange.
                         ---------------------

          (a)  Transfer and Exchange of Global Notes. Transfers of a Global Note
               -------------------------------------
shall be limited to transfers of such Global Note in whole, but not in part, to a successor Common Depositary, any or both of the Depositaries, their respective successors or their respective nominees.

          All Global Notes will be exchanged by the Company for Definitive Registered Notes if (i) either Euroclear or Clearstream Banking notifies the Company that it is unwilling or unable to continue to act as a Depositary and a successor Depositary is not appointed by the Company within 120 days; (ii) Euroclear or Clearstream Banking so requests following an Event of Default hereunder; (iii) the Company in its sole discretion determines that the Global Notes should be exchanged (in whole but not in part) for Definitive Registered Notes; or (iv) the owner of a Book-Entry Interest requests such exchange in writing delivered either through Euroclear or Clearstream Banking following an Event of Default hereunder. Upon the occurrence of any of the preceding events, Definitive Registered Notes shall be issued in such names and in any approved denominations as Euroclear and/or Clearstream Banking shall instruct the Registrar.

          Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 2.08 and 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a).

          (b)  Transfer and Exchange of Book-Entry Interests Between Global
               ------------------------------------------------------------
Notes. Transfers of Book-Entry Interests between Global Notes shall require
-----
compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

          (i)  General Provisions Applicable to Transfers and Exchanges of Book-
               ----------------------------------------------------------------
     Entry Interests Between Global Notes. In connection with all transfers and
     ------------------------------------
     exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note or transfers or exchanges resulting in the delivery of one or more Definitive Registered Notes), the transferor of such Book-Entry Interest must deliver to the Registrar (1) a written and/or electronic order from a Participant or an Indirect Participant given to either Depositary in accordance with the Applicable Procedures directing such Depositary to debit or cause to be debited a Book-Entry Interest in a Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written and/or electronic order from a Participant or an Indirect Participant given to either Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) written and/or electronic instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

          The requirements of this Section 2.07(b)(i) shall be deemed to have been satisfied in connection with the Exchange Offer upon receipt by the Registrar of instructions contained in a Letter of Transmittal delivered by any Holder tendering Book-Entry Interests in a Restricted Global Note in the Exchange Offer.

          (ii) Transfer of Book-Entry Interests to Another Restricted Global
               -------------------------------------------------------------
         Note. A Book-Entry Interest in any Restricted Global Note may be
         ----
         transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a different Restricted

         Global Note if the transfer complies with the requirements of Section 2.07(b)(i) above and the Registrar receives the following:

                       (A)  if the transferee will take delivery in the form
                 of a Book-Entry Interest in the U.S. Global Note, then the transferor must deliver a certificate in the form of Exhibit B
                                                                      ---------
                 hereto, including the certifications in item (1) or (3) thereof; and

                       (B)  if the transferee will take delivery in the form
                 of a Book-Entry Interest in an International Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2)
                 ---------
                 thereof.

                 Upon satisfaction of the conditions set forth in this Section 2.07(b)(ii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

                 (iii) Transfer and Exchange of Book-Entry Interests in a
                       --------------------------------------------------
         Restricted Global Note for Book-Entry Interests in an Unrestricted
         ------------------------------------------------------------------
         Global Note. A Book-Entry Interest in any Restricted Global Note may be
         -----------
         exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.07(b)(i) above and:

                       (A) such exchange or transfer is effected pursuant to the
                 Exchange Offer in accordance with the Registration Rights Agreement and the holder of the Book-Entry Interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company; or

                       (B) such transfer is effected pursuant to the Shelf
                 Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement or pursuant to another effective regis-
          tration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto
                                                           ---------
          including the certifications contained in item (4) thereof; or

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          Upon satisfaction of the conditions set forth in this Section 2.07(b)(iii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

          If any such transfer or exchange is effected pursuant to this Section 2.07(b)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

          Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Book-Entry Interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Book-Entry Interests for Definitive
               -----------------------------------------------------------
Registered Notes. In connection with a transfer or exchange of a Book-Entry
----------------
Interest for a Definitive Registered Note, the Registrar must receive (1) a written and/or electronic order from a Participant or an Indirect Participant given to either Depositary in accordance with the Applicable Procedures directing such Depositary to debit or cause to be debited a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged,
(2) a written order directing the Registrar to issue or cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

          (i)  Book-Entry Interests in Restricted Global Notes to Restricted
               -------------------------------------------------------------
     Definitive Registered Notes. A holder of a Book-Entry Interest in a
     ---------------------------
     Restricted Global Note
     may exchange such Book-Entry Interest for a Restricted Definitive Registered Note or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note, if the exchange or transfer complies with the first paragraph of this Section 2.07(c) and:

               (A) if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                         ---------
          (1)(a) thereof;

               (B) if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (1) thereof;

               (C) if such Book-Entry Interest is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B
                                                                   ---------
          hereto, including the certifications in item (2) thereof;

               (D) if such Book-Entry Interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (3)(a) thereof;

               (E) if such Book-Entry Interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
                   ---------
          thereof; or

               (F) if such Book-Entry Interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications, certificates and Opinion of Counsel required by item
          (3)(c) thereof, if applicable.

          Upon satisfaction of the conditions set forth in this Section 2.07(c)(i), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it from the relevant Depositary that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

          The Company shall issue and the Trustee shall authenticate one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

          (ii) Book-Entry Interests in Restricted Global Notes to Unrestricted
               ---------------------------------------------------------------
     Definitive Registered Notes. A holder of a Book-Entry Interest in a
     ---------------------------
     Restricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note if the exchange or transfer complies with the first paragraph of this Section 2.07(c) and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such Book-Entry Interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the
                                     ---------
          certifications contained in item (4) thereof; or

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          Upon satisfaction of the conditions set forth in this Section 2.07(c)(ii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable exchange or transfer, (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and

     (iv) deliver to the Registrar instructions received by it from the relevant Depositary that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

          The Company shall issue and the Trustee shall authenticate one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

          (iii) Book-Entry Interests in Unrestricted Global Notes to
                ----------------------------------------------------
     Unrestricted Definitive Registered Notes. A holder of a Book-Entry Interest
     ----------------------------------------
     in an Unrestricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note upon the satisfaction of the conditions set forth in the first paragraph of this Section 2.07(c). Upon satisfaction of the conditions set forth in this Section 2.07(c)(iii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it from the relevant Depositary that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

          The Company shall issue and the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

          (d)   Transfer and Exchange of Definitive Registered Notes for Book-
                -------------------------------------------------------------
Entry Interests. In connection with any transfer or exchange of Definitive
---------------
Registered Notes for Book-Entry Interests, the Holder of such Notes shall surrender to the Registrar such Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the Holder of such Definitive Registered Notes must deliver written and/or electronic orders directing the Depositary to credit the account of the transferee Participant in an amount equal to the Book-Entry Interest to be created and identifying the Participant account to be credited.

          (i)  Restricted Definitive Registered Notes to Book-Entry Interests in
               -----------------------------------------------------------------
     Restricted Global Notes. A Holder of Restricted Definitive Registered Notes
     -----------------------
     may exchange such Notes for a Book-Entry Interest in a Restricted Global Note or transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, if the exchange or transfer complies with the first paragraph of this Section 2.07(d) and:

               (A) if the Holder of such Restricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
          ---------

               (B) if such Restricted Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                        ---------
          including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                   ---------
          thereof;

               (D) if such Restricted Definitive Registered Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B
                                                                       ---------
          hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Registered Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the
                                     ---------
          certifications in item (3)(b) thereof;

               (F) if such Restricted Definitive Registered Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates
                   ---------
          and Opinion of Counsel required by item (3)(c) thereof, if applicable.

          Upon satisfaction of all the requirements set forth in this Section 2.07(d)(i), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.11 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct the Common Depositary to deliver to it (x) in the case of clause (C) above, the International Global Note and (y) in all other cases, the U.S. Global Note, (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

          (ii) Restricted Definitive Registered Notes to Book-Entry Interests in
               -----------------------------------------------------------------
     Unrestricted Global Notes. A Holder of a Restricted Definitive Registered
     -------------------------
     Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the first paragraph of this Section 2.07(d) and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the
                                     ---------
          certifications contained in item (4) thereof; or

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          Upon satisfaction of all the requirements set forth in this Section 2.07(d)(ii), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.11 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct the Common Depositary to deliver the relevant Global Note(s), (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and
     (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

               If any such transfer is effected pursuant to this Section 2.07(d)(ii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

               (iii) Unrestricted Definitive Registered Notes to Book-Entry
                     ------------------------------------------------------
          Interests in Unrestricted Global Notes. A Holder of an Unrestricted
          --------------------------------------
          Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the first paragraph of this Section 2.07(d). Upon satisfaction of all the requirements set forth in this Section 2.07(d)(iii), the Registrar shall (i) deliver the Definitive Registered Note surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.11 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct the Common Depositary to deliver the relevant Global Note(s), (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

               If any such transfer is effected pursuant to this Section 2.07(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

               (e)   Transfer and Exchange of Definitive Registered Notes for
                     -------------------------------------------------------
Definitive Registered Notes. In connection with any transfer or exchange of
---------------------------
Definitive Registered Notes for Definitive Registered Notes, the Holder of such Notes shall surrender to the Registrar the Definitive Registered Notes for transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e). Upon request by a Holder of Definitive Registered Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Registered Notes.

          (i)  Restricted Definitive Registered Notes to Restricted Definitive
               ---------------------------------------------------------------
     Registered Notes. Any Restricted Definitive Registered Note may be
     ----------------
     transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Registered Note if the exchange or transfer complies with the first paragraph of this Section 2.07(e) and the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1)
                  ---------
          thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;
          ---------
          and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto,
                                                               ---------
          including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Registered Notes to Unrestricted Definitive
               -----------------------------------------------------------------
     Registered Notes. Any Restricted Definitive Registered Note may be
     ----------------
     exchanged by the Holder thereof for an Unrestricted Definitive Registered Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Registered Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the
                                                ---------
          certifications contained in item (4) thereof; or

                (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          (iii) Unrestricted Definitive Registered Notes to Unrestricted
                --------------------------------------------------------
       Definitive Registered Notes. A Holder of Unrestricted Definitive
       ---------------------------
       Registered Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note. Upon compliance with the first paragraph of this Section 2.07(e) and receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.

          (f)   Exchange Offer. Upon the occurrence of the Exchange Offer in
                --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the corresponding principal amount of the Book-Entry Interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company and (ii) Unrestricted Definitive Registered Notes in an aggregate principal amount equal to the corresponding principal amount of the Restricted Definitive Registered Notes tendered for exchange by Persons who certify to the effect set forth in (i) of this subsection (f) and accepted for exchange in the Exchange Offer.

          In addition, the Trustee shall (i) endorse Schedule A to the Unrestricted Global Notes issued pursuant to the preceding paragraph to reflect the principal amount of Restricted Global Notes tendered in the Exchange Offer,
(ii) deliver such Unrestricted Global Notes to the Common Depositary, (iii) instruct the Common Depositary to deliver the relevant Restricted Global Note(s) to the Trustee, (iv) endorse Schedule A to such Restricted Global Note(s) to reflect the decrease in principal amount resulting from the Exchange Offer, and
(v) thereafter return the Restricted Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be debited and credited in connection with the Exchange Offer.

          (g)   General Provisions Relating to All Transfers and Exchanges.
                ----------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes or Definitive Registered Notes, as the case may be, in each case, in accordance with
     Section 2.03 hereof.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.08, 4.11, 4.12 and 9.04 hereof).

          (iii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

          (iv) The Company shall not be required (A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before any redemption date under Section 3.08 and ending at the close of business on the redemption date, (B) to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before any mailing of a notice of redemption of Notes for partial redemption under Section 3.08 and ending on the day of such selection, (C) to register the transfer of or to exchange a Note during a period beginning at the opening of business on a record date for the payment of interest and the applicable succeeding Interest Payment Date, or (D) to register the transfer of or to exchange a Note that has been tendered in an Asset Sale Offer or a Change of Control Offer.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agents, the Registrar, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Paying Agents, the Registrar, any Agent or the Company shall be affected by notice to the contrary.

          SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to
                        -----------------
the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section
2.08 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, any Guarantor, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the

Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all
                        -----------------
Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.09 as not outstanding.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on any redemption date, the maturity date or any date of repurchase money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge or has received written notice to be so owned shall be so disregarded. The Company shall notify the Trustee when it, any obligor or any of their respective Affiliates acquires any Notes. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          SECTION 2.10. Temporary Notes. Until definitive permanent Notes are
                        ---------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive permanent Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company shall cause definitive permanent notes to be prepared without unreasonable delay. After the preparation of definitive permanent Notes, the temporary Notes shall be exchangeable for definitive permanent Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive permanent Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive permanent Notes.

          SECTION 2.11. Cancellation. The Company at any time may deliver to the
                        ------------
Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure.

          At such time as all Book-Entry Interests therein have been exchanged for Definitive Registered Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with this Section 2.11.

          SECTION 2.12. ISIN Numbers and Common Codes. The Company in issuing
                        -----------------------------
the Notes may use "ISIN" numbers or Common Codes (if then generally in use), and the Trustee shall use the same in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "ISIN" numbers or Common Codes.

          SECTION 2.13. Defaulted Interest. If the Company defaults on a payment
                        ------------------
of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to a Responsible Officer of the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.14. Issuance of Additional Notes. The Company shall be
                        ----------------------------
entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.03. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

               With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in a Company Order, a copy of each of which shall be delivered to the Trustee, the following information:

               (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

               (2) the issue price, the issue date and the ISIN number or Common Code of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

               (3) whether such Additional Notes shall be Notes bearing the Private Placement Legend and issued in the form of Initial Notes or shall be Unrestricted Notes issued in the form of Exchange Notes.


                                 ARTICLE THREE

                                  REDEMPTION


               SECTION 3.01. Optional Redemption. (a) Except as set forth in
                             -------------------
Section 3.01(b), the Notes may not be redeemed prior to March 15, 2005. At any time on or after March 15, 2005, the Company, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date, if redeemed during the 12-month period beginning March 15 of the years indicated.

               Year                              Optional Redemption Price
               ----                              -------------------------
               2005............................           105.50%
               2006............................           102.75%
               2007 and thereafter.............            100%

               (b) At any time, or from time to time, on or prior to March 15, 2004 the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings at a redemption price equal to 111% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of any such Public Equity Offering.

               SECTION 3.02. Notices to Trustee. If the Company elects to redeem
                             ------------------
Notes pursuant to Section 3.01(a) or Section 3.01(b), it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

               The Company shall give each notice provided for in this Section
3.02 in an Officers' Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

               SECTION 3.03. Selection of Notes to Be Redeemed. In the case of
                             ---------------------------------
any partial redemption pursuant to Section 3.01(a) or Section 3.01(b), selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the Luxembourg Stock Exchange, if the Notes are so listed, and any other principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a principal securities exchange or the Luxembourg Stock Exchange, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Note of (euro)1,000 in principal amount or less shall be redeemed in part; and provided, further, that any redemption following a Public Equity Offering will be made on a pro rata or on as nearly a pro rata basis as applicable (subject to the procedures of Euroclear and Clearstream Banking). The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

               SECTION 3.04. Notice of Redemption. With respect to any
                             --------------------
redemption of Notes pursuant to Section 3.01(a) or Section 3.01(b), at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at its registered address. For Notes which are represented by Global Notes, notices may be given by delivery of the relevant notices to each of the Depositaries for communication to its Participants. So long as any Notes are listed on the Luxembourg Stock Exchange, any such notice to the Holders of the relevant Notes shall also be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

               The notice shall identify the Notes to be redeemed and shall state:

               (i)     the Redemption Date;

               (ii)    the Redemption Price;

               (iii)   the name and address of each Paying Agent;

               (iv) that Notes called for redemption must be surrendered to the applicable Paying Agent in order to collect the Redemption Price;

               (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest and Liquidated Damages, if any, to the Redemption Date upon surrender of the Notes to the Paying Agent;

               (vi) that, in the case of a redemption pursuant to Section 3.01(a) or Section 3.01(b) of Definitive Registered Notes, if any such
          Note is being redeemed in part, the portion of the principal amount (equal to (euro)1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof with a minimum denomination of (euro)1,000 will be issued, and that, in the case of such a partial redemption of Global Notes, the Trustee shall endorse Schedule A to each Global Note surrendered for redemption to reflect the decrease in principal amount resulting from such redemption;

               (vii) that, if any such Notice contains an ISIN number or Common Code as provided in Section 2.12, no representation is being made as to the correctness of the ISIN number or Common Code either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

               (viii) if the redemption is conditioned upon any subsequent event, a description of such condition or event.

                    At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                    SECTION 3.05. Effect of Notice of Redemption. Once notice of
                                  ------------------------------
redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, unless the redemption is conditioned upon the occurrence of a subsequent event. Upon surrender of any Notes to the Paying Agent, unless such redemption is conditioned upon the occurrence of a subsequent event, such Notes shall be paid at the Redemption Price, plus accrued interest and Liquidated Damages, if any, to the Redemption Date.

                    Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

                    SECTION 3.06. Deposit of Redemption Price. By 12:00 noon
                                  ---------------------------
(New York City time) one Business Day prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.06) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

                    SECTION 3.07. Payment of Notes Called for Redemption. If
                                  --------------------------------------
notice of redemption has been given in the manner provided above, and unless such redemption is conditioned upon a subsequent event, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest and Liquidated Damages, if any, to such Redemption Date, and so long as the Company has deposited with the Paying Agent funds in satisfaction of the Redemption Price pursuant to the terms of this Indenture on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest and Liquidated Damages, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                    SECTION 3.08. Notes Redeemed in Part. Upon surrender of any
                                  ----------------------
Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note, which shall not, in any event be less than (euro)1,000 principal amount. In the case of a partial redemption of Global Notes, the Trustee shall endorse Schedule A to each Global Note surrendered for redemption to reflect the decrease in principal amount resulting from such redemption.


                                 ARTICLE FOUR

                                   COVENANTS


                    SECTION 4.01. Payment of Notes. The Company shall pay the
                                  ----------------
principal of Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, Liquidated Damages, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. As provided in
Section 6.09, upon a bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

                    The Company shall pay interest on overdue principal, Liquidated Damages, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum then borne upon the Notes.

                    SECTION 4.02. Maintenance of Office or Agency. The Company
                                  -------------------------------
shall maintain the offices and agencies specified in Section 2.04.

                    SECTION 4.03. Limitation on Additional Indebtedness. (a) The
                                  -------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness including Acquired Indebtedness; provided that the Company or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.50 to 1.00 (the "Coverage Ratio Exception").
                         ------------------------

                    (b) Notwithstanding the above, each of the following be permitted (the "Permitted Indebtedness"):
                   ----------------------

                    (i) Indebtedness of the Company and any Guarantor under the Revolving Credit Facility in an aggregate amount at any time outstanding not to exceed $50.0 million;

                    (ii) the Initial Notes issued on the Issue Date and the Exchange Notes issued pursuant to the Registration Rights Agreement;

                    (iii) Indebtedness of Foreign Restricted Subsidiaries that are not Guarantors in an aggregate amount outstanding not to exceed the greater of (x) $16.0 million and

          (y) the sum of (a) 75% of the net book value of the accounts receivable of the Foreign Restricted Subsidiaries and (b) 50% of the net book value of the inventory of the Foreign Restricted Subsidiaries, calculated on a combined basis in accordance with GAAP;

                    (iv) Indebtedness of the Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (i), (ii) and (iii) above, and after giving effect to the intended use of proceeds of the Notes);

                    (v) Indebtedness under Hedging Obligations; provided that to the extent such Hedging Obligations are Interest Rate Protection Obligations, they relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.03, and the notional principal amount of such Interest Rate Protection Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                    (vi) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (vi);

                    (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                    (viii) Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of (x) $10.0 million and (y) 5% of Total Tangible Assets at that time;

                    (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

                    (x) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

                    (xi) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (ii) or
          (iv) above and this clause (xi); and

                    (xii) Indebtedness of the Company or any Guarantor in an aggregate amount not to exceed $25.0 million at any time outstanding.

                    (c)    For purposes of determining compliance with this
Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
(i) through (xii) under paragraph (b) above, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness, if any, incurred under the Revolving Credit Facility on the Issue Date shall be deemed to have been incurred under clause (i) under paragraph (b) above. In addition, with respect to any Indebtedness issued at a discount from principal amount, the amount of such Indebtedness incurred upon issuance will be deemed to be the accreted value thereof determined in accordance with GAAP.

                    SECTION 4.04. Limitation on Layering Indebtedness. The
                                  -----------------------------------
Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or any Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

                    SECTION 4.05.  Limitation on Restricted Payments.  (a)  The
                                   ---------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted
Payment:

                    (i) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

                    (ii) the Company cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

                    (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Re-
          stricted Payments made pursuant to clause (ii), (iii) or (iv) of
          Section 4.05(b)), exceeds the sum (the "Restricted Payments Basket")
                                                  --------------------------
          of (without duplication):

                    (A) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

                    (B) 100% of the aggregate net cash proceeds received by the Company either (x) as contributions to the common equity of the Company after the Issue Date or (y) from the issuance and sale of Qualified Capital Stock after the Issue Date other than any such proceeds which are used to redeem Notes in accordance with
               Section 3.01(b) above, plus

                    (C) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Qualified Capital Stock (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

                    (D) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (x) the return of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

                    (E) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of the Company's Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (iii) and were not previously repaid or otherwise reduced.

               (b)    The foregoing provisions shall not prohibit:

               (i) the payment by the Company or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

               (ii) the redemption of any Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Capital Stock;

               (iii) the redemption of Subordinated Indebtedness of the Company or any Guarantor (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Capital Stock or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.03 and the other terms of this Indenture;

               (iv) the redemption of any Disqualified Capital Stock of any Person in exchange for, or out of the net proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company) of, Disqualified Capital Stock of such Person; provided that any Disqualified Capital Stock so issued has a stated liquidation, redemption or similar value no greater than the Disqualified Capital Stock being redeemed and matures, is mandatorily redeemable and/or is redeemable at the sole option of the holder thereof on a date later than the date of the Disqualified Capital Stock being redeemed; or

               (v) other Restricted Payments in an aggregate amount not to exceed $5.0 million;

provided that (a) in the case of any Restricted Payment pursuant to clause (ii),
(iii), (iv) or (v) of paragraph (b) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Capital Stock pursuant to clause (ii), (iii) or (iv) of paragraph (b) above shall increase the Restricted Payments Basket.

                    SECTION 4.06. Limitation on Dividend and Other Payment
                                  ----------------------------------------
Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall
----------------------------------------------
not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its assets to the Company or any other Restricted Subsidiary; except for:

          (i) encumbrances or restrictions existing under or by reason of applicable law;

          (ii) encumbrances or restrictions existing under this Indenture, the Notes and any Guarantees;

          (iii) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

          (iv) encumbrances or restrictions existing under agreements existing on the date of this Indenture as in effect on that date;

          (v) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (vi) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

          (vii) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (viii) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

          (ix) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

          (x) restrictions contained in instruments governing Purchase Money Indebtedness and Capitalized Leases incurred in compliance with Section
     4.03 hereof that impose restrictions of the nature described in clause
     (iii) above on the assets acquired;

          (xi) restrictions applicable only to Foreign Restricted Subsidiaries that are not Guarantors or the property or assets of such Foreign Restricted Subsidiaries; and

          (xii) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments or refinancings are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; and

          (xiii) encumbrances and restrictions under the Revolving Credit Facility.

          SECTION 4.07. Limitation on the Issuance or Sale of Capital
                        ---------------------------------------------
Stock of Restricted Subsidiaries. The Company shall not, and shall not permit
--------------------------------
any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Capital Stock of any Restricted Subsidiary except (a) to the Company, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, or (b) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary.

          SECTION 4.08. Limitation on Sale and Leaseback Transactions. The
                        ---------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (i) the Company or such Restricted Subsidiary could have (A) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.03 hereof and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.10 hereof;

          (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with Section 4.11 hereof.

          SECTION 4.09. Limitation on Transactions with Affiliates. (a) The
                        ------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate
                                                             ---------
Transaction"), unless:
-----------

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

          (ii)   the Company delivers to the Trustee:

                 (A) with respect to any Affiliate Transaction involving aggregate value in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

                 (B) with respect to any Affiliate Transaction involving aggregate value of $5.0 million or more, the certificates described in the preceding clause (A) and a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

          (b)    The foregoing restrictions shall not apply to:

          (i) transactions exclusively between or among (A) the Company and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary;

          (ii) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Independent Directors;

          (iii) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

          (iv) loans and advances permitted by clause (3) of the definition of "Permitted Investments"; and

          (v)    Restricted Payments of the type described in clause (1), (2) or
     (4) of the definition of "Restricted Payment" and which are made in accordance with Section 4.05.

          SECTION 4.10. Limitation on Liens. (a) The Company shall not, and
                        -------------------
shall not permit any Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets of the Company or any Guarantor (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

          (i) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

          (b)    The foregoing restrictions shall not apply to:

          (i) Liens existing on the Issue Date (after giving effect to the sale of the Notes and the application of the net proceeds thereof) securing Indebtedness outstanding on the Issue Date;

          (ii) Liens on accounts receivable, inventory, Capital Stock of Subsidiaries, cash and Cash Equivalents of the Company or a Guarantor securing obligations under the Revolving Credit Facility;

          (iii)  Liens in favor of the Company or a Guarantor;

          (iv)   Liens securing the Notes or a Guarantee;

          (v)    Liens to secure Purchase Money Indebtedness;

          (vi) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Guarantor;

          (vii) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Guarantor (and not created in anticipation or contemplation thereof);

          (viii) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (b)(i), (iv), (v),
     (vi) and (vii); provided that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

          (ix) Liens to secure Attributable Indebtedness and/or that are permitted to be incurred pursuant to Section 4.08 hereof; provided that any such Liens do not extend to or cover any assets of the Company or any Guarantor other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

          (x) Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $25.0 million at any one time outstanding; and

          (xi)    Permitted Liens.

          SECTION 4.11. Limitation on Asset Sales. (a) The Company shall not,
                        -------------------------
and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

          (ii) at least 80% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

          For purposes of clause (ii), the following shall be deemed to be cash:

                  (A) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and

                  (B) the amount of any obligations received from such transferee that are within 30 days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received).

          If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.11.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 270 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

          (i) satisfy all mandatory repayment obligations under the Revolving Credit Facility arising by reason of such Asset Sale;

          (ii) repay any Indebtedness which was secured by the assets sold in such Asset Sale;

          (iii) in the case of a Foreign Restricted Subsidiary that is not a Guarantor, repay any Indebtedness of such Foreign Restricted Subsidiary; and/or

          (iv) invest all or any part of the Net Available Proceeds in the purchase of assets to be used by the Company or any Restricted Subsidiary in the Eyeglass Lens Business; provided that to the extent the applicable Net Available Proceeds relate to an Asset Sale involving assets of the Company or a Guarantor, such Net Available Proceeds shall be invested in assets of the Company or a Guarantor.

          The amount of Net Available Proceeds not applied or invested as provided in this 4.11(b) will constitute "Excess Proceeds."
                                          ---------------

          (c) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to redeem) any Pari Passu Indebtedness of the Company or a Guarantor the provisions of which require the Company or a Guarantor to redeem (or make an offer to redeem) such Indebtedness with the proceeds from any Asset Sales, in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

          (i)    the Company shall (A) make an offer to purchase (a "Net
                                                                     ---
     Proceeds Offer") to all Holders in accordance with the procedures set forth
     --------------
     in this Indenture, and (B) redeem (or make an offer to redeem) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount (expressed as a multiple of (euro)1,000) of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;
                                      --------------

          (ii) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"),
                                                              -------------
     in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu
                                                             ----------
     Indebtedness Price") shall be as set forth in the related documentation
     ------------------
     governing such Indebtedness;

          (iii) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount available to repurchase the Notes (with any portion of the Payment Amount not utilized to redeem Pari Passu Indebtedness because the holder of such Indebtedness did not accept the redemption offer being deemed not available to repurchase the Notes), Notes to be purchased will be selected on a pro rata basis; and

          (iv) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

          To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net
                                                                         ---
Proceeds Deficiency"), the Company may use the Net Proceeds Deficiency, or a
-------------------
portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

          (d) In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01 hereof the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.11, and shall comply with the provisions of this Section 4.11 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

          The Company shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.11 hereof provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of this compliance.

          SECTION 4.12. Repurchase of Notes upon a Change of Control. (a) Upon
                        --------------------------------------------
the occurrence of any Change of Control, each Holder will have the right to require that the Company purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the
 --------------------------------
Notes to be purchased, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase.

          Within 30 days following any Change of Control, the Company shall mail, or caused to be mailed, to the Holders a notice:

          (i) describing the transaction or transactions that constitute the Change of Control;

          (ii) offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a "Change of Control Offer"),
                                                    -----------------------
     on a date specified in the notice (which shall be a business day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

          (iii) describing the procedures that Holders must follow to accept the Change of Control Offer. The Company shall cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. All Notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased on the Change of Control Payment Date.

          (b) On or prior to the Change of Control Payment Date, the Company shall, to the extent lawful:

          (I) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (II) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (III) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

               The Paying Agent shall promptly mail (i) in the case of Global Notes, to each Participant who has so tendered and (ii) in the case of Definitive Registered Notes to each Holder of Notes so tendered, in each case, the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note or Book-Entry Interest therein equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of (euro) 1,000 or an integral multiple thereof.

               In connection with any repurchase of Definitive Registered Notes to be repurchased only in part, the Company shall issue new Definitive Registered Notes equal in principal amount to the unpurchased portion of the Definitive Registered Notes surrendered; provided, that each Definitive Registered Note purchased and each Definitive Registered Note issued shall be in a principal amount of (euro)1,000 or integral multiples thereof. In connection with any repurchase of Global Notes pursuant to a Change of Control Offer, the Trustee shall endorse Schedule A to each Global Note surrendered for repurchase to reflect the decrease in principal amount of such Global Note resulting from such Change of Control Offer.

               The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including, but not limited to, Rule 14e-1 thereunder, and any other applicable laws, rules and regulations, in connection with any Change of Control Offer. To the extent that the provisions of any United States federal or state securities laws and regulations conflict with this Section 4.12, the Company shall comply with such applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

               SECTION 4.13.  Limitation on Designation of Unrestricted
                              -----------------------------------------
Subsidiaries. (a) The following Subsidiary shall be designated an Unrestricted
------------
Subsidiary as of the Issue Date: Sola Optical China Ltd.

               (b) The Company may designate any other Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation")
                                                                 -----------
only if:

               (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

               (ii) the Company would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to Section 4.05(a) above, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's
          ------------------
         proportionate interest in such Subsidiary on such date.

               Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in any case, for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Guarantor, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to
Section 4.05 hereof. No holder of any Indebtedness of any Unrestricted Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Indebtedness is a guarantee by such Unrestricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary.

               (c) The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:
                          -------------

               (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

               (ii) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

               All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

               Unrestricted Subsidiaries are generally not restricted by the covenants of this Indenture. This Indenture generally places no restriction on an Unrestricted Subsidiary's ability to, among other things, incur Indebtedness, make Restricted Payments (including Investments), or merge, consolidate or sell all or any portion of its assets.

               SECTION 4.14. Designation of Guarantor. If, after the Issue Date,
                             ------------------------
(i) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (x) a Subsidiary that has been Designated an Unrestricted Subsidiary, (y) an Insignificant Domestic Restricted Subsidiary or (z) a Foreign Restricted Subsidiary), (ii) any Unrestricted

Subsidiary is Redesignated a Restricted Subsidiary (other than a Restricted Subsidiary that is an Insignificant Domestic Restricted Subsidiary or a Foreign Restricted Subsidiary) or (iii) any Restricted Subsidiary that was an Insignificant Domestic Restricted Subsidiary fails to continue to qualify as an Insignificant Domestic Restricted Subsidiary then, in each such case, the Company shall cause such Restricted Subsidiary to: (1) execute and deliver to the Trustee (x) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture (a "Note Guarantee") and (y) a notation of guarantee in respect of its Guarantee;
 --------------
and (2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (x) has been duly authorized, executed and delivered by such Restricted Subsidiary and (y) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

               The Company may at its option cause any other Restricted Subsidiary to become a Guarantor by complying with the provisions of clauses (1) or (2) above.

               SECTION 4.15. Existence. Subject to Article Five of this
                             ---------
Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

               SECTION 4.16. Payment of Taxes and Other Claims. The Company
                             ---------------------------------
shall pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

               SECTION 4.17. Reports to Holders. Whether or not required by the
                             ------------------
rules and regulations of the SEC, beginning with the annual report on Form 10-K for the year ending

March 31, 2001, and thereafter for so long as any Notes are outstanding, the Company and the Guarantors shall (1) file with the SEC, to the extent such filings are accepted by the SEC, all quarterly and annual reports and other information, documents and reports the Company and the Guarantors would be required to file (the "Required Reports") with the SEC if the Company and the
                       ----------------
Guarantors were subject to Section 13 or Section 15(d) of the Exchange Act, and
(2) deliver to the Holders and the Trustee within 15 days of such filings, copies of same. At any time that such filings are not accepted by the SEC, the Company and the Guarantors shall deliver all of the information included in the Required Reports to the Trustee and the Holders within 15 days of the date the filing deadlines would have been had the Required Reports been required to be filed with the SEC at such time. In addition, for as long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders, securities analysts and prospective investors, upon their request, the information specified in Rule 144A(d)(4) under the Securities Act. The Company and the Guarantors shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

               If and so long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall cause copies of such reports to be available at the specified office of the Paying Agent and transfer agent in Luxembourg.

               SECTION 4.18. Conduct of Business. The Company shall not, and
                             -------------------
shall not permit any Restricted Subsidiary to, engage in any business other than the Eyeglass Lens Business.

               SECTION 4.19. Waiver of Stay, Extension or Usury Laws. Each of
                             ---------------------------------------
the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and any Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 4.20. Compliance Certificates. (a) The Company shall
                             -----------------------
deliver to the Trustee within 90 days after the end of each fiscal year, commencing with the fiscal year ending March 31, 2001 an Officers' Certificate (which shall be signed by the Chief Financial Officer) stating (i) that a review has been conducted of the activities of the Company and its Restricted Subsidiaries under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of the Officer signing such certificate, the

Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, specifying each such Default or Event of Default and describing its status and what action the Company is taking or proposes to take with respect thereto).

               (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

               SECTION 4.21. Maintenance of Properties. The Company shall cause
                             -------------------------
all properties owned by it or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.21 shall prevent the Company from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

               SECTION 4.22. Insurance. The Company shall maintain, and shall
                             ---------
cause its Restricted Subsidiaries to maintain, insurance with carriers believed by the Company to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Company believes are customarily carried by similar businesses, of similar size, including as appropriate general liability, property and casualty loss and interruption of business insurance.


                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION


               SECTION 5.01. Merger, Consolidation or Sale of Assets. (a) The
                             ---------------------------------------
Company shall not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries (taken as a whole) or (ii) adopt a Plan of Liquidation unless, in either case:

          (1)   either:

                (A) the Company will be the surviving or continuing corporation; or

                (B) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a
                                                            ---------
          corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

          (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

          (3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (x) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (y) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

          (b) Except as provided in Section 11.20, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

          (1)   either:

                (A) such Guarantor, another Guarantor or the Company will be the surviving or continuing corporation; or

                (B) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement, and, is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (3) immediately after giving effect to such transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

          For purposes of clauses (a) and (b) of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with this Section 5.01, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes and any Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.

          (d) Notwithstanding the foregoing clauses (a) and (b), any Restricted Subsidiary may merge into the Company or a Guarantor.

          SECTION 5.02. Successor Substituted. In the event of a sale,
                        ---------------------
assignment, transfer, conveyance or other disposition (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Entity and the Surviving Entity assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under such agreements and the Company will be discharged from its obligations under the Notes, this Indenture and the Registration Rights Agreement.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES


          SECTION 6.01. Events of Default. The following shall be events of
                        -----------------
default ("Events of Default") under this Indenture:
          -----------------

          (a) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

          (b) failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

          (c) failure by the Company to comply with any of its agreements or covenants described in Section 5.01 hereof or in respect of its obligations to make a Change of Control Offer as described in Section 4.12;

          (d) failure by the Company to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (e) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the date of this Indenture, which default:

                (i) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

                (ii) results in the acceleration of such Indebtedness prior to its express final maturity, or

                (iii) results in the commencement of judicial proceedings to foreclose upon, or the exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (i),
     (ii) or (iii) has occurred and is continuing, aggregates $10.0 million or more;

          (f) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (g) the Company or any Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law,

               (i)    commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

               (iv) makes a general assignment for the benefit of its creditors;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Restricted Subsidiary as debtor in an involuntary case,

               (ii) appoints a Custodian of the Company or any Restricted Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Restricted Subsidiary, or

               (iii) orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

          (i) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and its Guarantee).

          SECTION 6.02.  Acceleration.
                         ------------

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) involving the Company), shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture governing such Notes. If an Event of Default specified in Section 6.01(g) or (h) involving the Company occurs, all outstanding Notes shall become due and payable without any further action or notice.

               (b) The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

               (c) No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless the Trustee:

               (1) has failed to act for a period of 90 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

               (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

               (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

               However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(a) above.

               SECTION 6.03. Other Remedies. If an Event of Default occurs and
                             --------------
is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Holders of the Notes may not en-force this Indenture or the Notes except as provided in Section 6.02, Section 6.05, Section 6.06 and Section 6.07.

               SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02,
                             -----------------------
6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 which cannot be waived without the consent of the Holder of such Note or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

               SECTION 6.05. Control by Majority. Subject to Section 7.02(e),
                             -------------------
the Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

               SECTION 6.06. Limitation on Suits. A Holder may not pursue any
                             -------------------
proceeding, judicial or otherwise, with respect to this Indenture and the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

               (i) the Holder gives the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

               (iv) the Trustee does not comply with the request within 15 days after receipt of the request and the offer of indemnity; and

               (v) during such 15-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

               For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture and the Notes or otherwise under the law.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

               SECTION 6.07. Rights of Holders to Receive Payment.
                             ------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal amount of, Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08. Collection Suit by Trustee. If an Event of Default
                             --------------------------
in payment of principal, premium or interest specified in clause (a), (b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and premium and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may
                             --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.10. Priorities. If the Trustee collects any money
                             ----------
pursuant to this Article Six it shall pay out the money in the following order:

               First: to the Trustee for all amounts due under Section 7.07 and any receiver, manager, administrative receiver, liquidator or agent appointed subject to this Indenture;

               Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

               Third: to the Company and any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

               SECTION 6.11. Undertaking for Costs. In any suit for the
                             ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

               SECTION 6.12. Restoration of Rights and Remedies. If the Trustee
                             ----------------------------------
or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

               SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise
                             ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 6.14. Delay or Omission Not Waiver. No delay or omission
                             ----------------------------
of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN

                                    TRUSTEE


               SECTION 7.01. General. The duties and responsibilities of the
                             -------
Trustee shall be as provided by the TIA and as set forth herein. The Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

               SECTION 7.02.  Certain Rights, Duties and Responsibilities of
                              -----------------------------------------------
Trustee.  Subject to TIA Sections 315(a) through (d):
-------

               (a) if any Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs;

               (b) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

               (c) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the certificate or opinion described in Section 10.03 or Section 10.04, as the case may be. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

               (d) the Trustee may consult with and act through attorneys and agents of its selection and the advice of such attorneys and agents shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of the requisite percentage in principal amount of the outstanding Notes required by the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

               (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon an Officers' Certificate or an Opinion of Counsel furnished to it and conforming with the requirements of this Indenture; but in the case of any such Officers' Certificate or Opinion of Counsel which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification, or obtained actual knowledge;

                  (j) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee, in
                                ----------------------------
its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee (a) makes no
                                --------------------
representation as to the validity, accuracy or adequacy of this Indenture, any offering materials or the Notes, (b) shall not be accountable for the Company's use or application of the proceeds from the Notes and (c) shall not be responsible for any statement in the Notes other than its certificate of authentication.

                  SECTION 7.05. Notice of Default. If any Default or any Event
                                -----------------
of Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. The Company shall give the Trustee notice of any uncured Default or Event of Default within 30 days after any Responsible Officer of the Company becomes aware of or receives actual notice of such Event of Default.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days
                                -----------------------------
after each May 15, beginning with May 15, 2001, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

                  SECTION 7.07. Compensation and Indemnity. The Company shall
                                --------------------------
pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee in each of its capacities hereunder. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee, in each of its capacities, and any successor of the Trustee, in each of its capacities, for, and hold it harmless against, any and all claims, damages, losses, costs, liability or expense (including, without limitation, the fees and expenses of its counsel and advisors) and taxes (other than taxes based on the income of the Trustee) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes and the exercise of its rights and powers under this Indenture, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Company, any Holder or any other Person) and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes and the exercise of the rights of the Trustee thereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, Liquidated Damages, if any, and interest on particular Notes.

                  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clauses (g) and (h) of Section 6.01, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable foreign, federal or state law for the relief of debtors.

                  The provisions of this Section 7.07 shall survive the termination of this Indenture, payment of the Notes and/or the removal or resignation of the Trustee.

                  SECTION 7.08. Replacement of Trustee. A resignation or removal
                                ----------------------
of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

                  The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the prior written consent of the Company. The Company may remove the Trustee by a Board Resolution if: (a) the Trustee is no longer eligible under Section 7.10; (b) the Trustee is adjudged a bankrupt or an insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee
                                --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 7.10. Eligibility. This Indenture shall always have a
                                -----------
Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  SECTION 7.11. Money Held in Trust. The Trustee shall not be
                                -------------------
liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                  SECTION 7.12. Withholding Taxes. The Paying Agent, as agent
                                -----------------
for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law, as directed in writing by the Company. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts, as directed in writing by the Company, and timely pay the same to the appropriate authority, as directed in writing by the Company, in the name of and on behalf of the Holders of the Notes, and to file any necessary withholding tax returns or statements when due. The Company or the Trustee shall, as promptly as possible after the payment of the taxes described above, deliver to each Holder of a Note documentation in form satisfactory to the Company showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                  SECTION 7.13. Trustee's Application for Instructions from the
                                -----------------------------------------------
Company. Any application by the Trustee for written instructions from the
------
Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such actions shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action

(or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  SECTION 7.14. Appointment of Co-Trustee. (a) Notwithstanding
                                -------------------------
any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Notes may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Notes, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Notes, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No notice to Holders of the appointment of any co-trustee or separate trustee shall be required.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Notes or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven. Each separate trustee and co-trustee, upon its acceptance of the appointment, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, until the appointment of a new trustee or successor to such separate or co-trustee.


                                 ARTICLE EIGHT

                            DISCHARGE OF INDENTURE


                  SECTION 8.01.  Termination of Company's Obligations.  Except
                                 ------------------------------------
as otherwise provided in this Section 8.01, the Company may terminate its obligations under this Indenture and the Notes if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, Euros or Government Obligations sufficient (in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound and (E) the Company has deliv-ered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive such satisfaction and discharge. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.13, 4.02, 4.18, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture, except for those surviving obligations specified above.

                  SECTION 8.02. Defeasance and Discharge of Indenture. The
                                -------------------------------------
Company will be deemed to have paid and will be discharged from any and all obligations in respect of this Indenture and the Notes on the 92nd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes ("Legal Defeasance"), and the Trustee, at the expense of the Company,
        ----------------
shall execute proper instruments acknowledging the same, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (A) below payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, Section
7.07 hereof and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. The following conditions shall apply to Legal Defeasance:

                  (A) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, euros, Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest, if any, on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

                  (B) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

                    (i) the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or

                    (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

     in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

         (C) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

         (D) the Legal Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound,

         (E) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

         (F) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, (A) through (E) and, in the case of the opinion of counsel, clauses (A) (with respect to the validity and perfection of the security interest), (B) and (D) of this
     Section 8.02 have been complied with.

         Subsequent to the end of such 92nd day period with respect to this
Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.13, 4.02, 4.18, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03. Defeasance of Certain Obligations. The Company
                        ---------------------------------
may omit to comply with any term, provision or condition set forth in Section 5.01(a)(3) and Sections 4.03 through 4.18 and Sections 4.20 through 4.22 and breach of clauses (e) and (f) under Section 6.01 shall be deemed not to be Events of Default (and "Covenant Defeasance"), in each case with respect to the
                        -------------------
outstanding Notes if:

          (A) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, euros, Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest, if any, on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

          (B) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (C) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (D) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound,

          (E) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (F) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, (A) through (E) and, in the case of the opinion of counsel, clauses (A) (with respect to the validity and perfection of the security interest), (B) and (D) of this
     Section 8.03 have been complied with.

          If the funds deposited with the Trustee to effect Covenant
Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Company's obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

          SECTION 8.04. Application of Trust Money. Subject to Section
                        --------------------------
8.06, the Trustee or Paying Agent shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

          SECTION 8.05. Repayment to Company. Subject to Sections 7.07,
                        --------------------
8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment shall cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York and the Trustee or such Paying Agent will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (expected to be the Luxemburger Wort) or mail to each Holder entitled to such money at such Holder's address (as set forth in the Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is
                        -------------
unable to apply any money or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


                  SECTION 9.01. Without Consent of Holders. The Company, when
                                --------------------------
authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution), and the Trustee, may amend or supplement this Indenture, the Notes and any Guarantee without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency, provided that such action does not adversely affect the interests of the Holders in any material respect.

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders in the case of a merger, consolidation, amalgamation or other combination of the Company or any Guarantor or sale of all or substantially all of the Company's or such Guarantor's assets;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the rights or interests under this Indenture of any such Holder;

                  (5) to alter the form of Notes to provide for any changes in applicable tax laws to the extent that such changes do not materially adversely affect the rights or interests of any Holder; or

                  (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

                  This Section 9.01 is subject to Section 9.05.

                  SECTION 9.02. With Consent of Holders or Interests. Subject to
                                ------------------------------------
Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Notes or any Guarantee with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive compliance by the Company with any provision of this Indenture, the Notes or any Guarantee; provided, that no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Company under Section 4.12 or in the obligations of the Company to make a Net Proceeds Offer or the related definitions that could adversely affect the rights or interests of any Holder.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                  (i)    change the maturity of any Note;

                  (ii) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

                  (iii) except as permitted by (A) above, reduce any premium payable upon optional redemption or acceleration of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

                  (iv) make any Note payable in money or currency other than that stated in the Notes;

                  (v) (x) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Issuer or any Guarantor, respectively, or (y) otherwise affect the ranking or priority of the Notes or the Note Guarantees, in the case of this clause (y), in a manner which adversely affects the Holders;

                  (vi) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

                  (vii) impair the rights of Holders to receive payments of principal of or interest on the Notes;

                  (viii) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

                  (ix) make any change in these amendment and waiver provisions.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  This Section 9.02 is subject to Section 9.05.

                  SECTION 9.03. Revocation and Effect of Consent. Until an
                                --------------------------------
amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes and any other conditions thereto specified in the notice relating thereto.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (ix) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (ix) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

                  SECTION 9.04. Notation on or Exchange of Notes. If an
                                --------------------------------
amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee shall, if directed in writing by the Company, place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee shall, if directed in writing by the Company, place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee upon the Company's written direction in the form of a Company Order shall authenticate a new Note that reflects the changed terms.

                  SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee
                                -------------------------------
shall be entitled to receive, and shall be fully protected in relying upon an Officers' Certificate and an

Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized and permitted by this Indenture (and otherwise in form and substance satisfactory to the Trustee). Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.06. Conformity with Trust Indenture Act. Every
                                -----------------------------------
supplemental indenture executed pursuant to this Article Nine shall conform to the requirement of the TIA as then in effect.


                                  ARTICLE TEN

                                 MISCELLANEOUS


                  SECTION 10.01. Trust Indenture Act of 1939. Prior to the
                                 ---------------------------
effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 10.02.  Notices: Any notice or communication shall be
                                  -------
sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                  if to the Company or any Guarantor:

                           Sola International Inc.
                           1290 Oakmead Parkway
                           Suite 230
                           Sunnyvale, CA  94085
                           Telecopier No.:  (408) 735-7407
                           Attention:  Steven Neil
                  if to the Trustee Paying Agent or Registrar:

                           The Bank of New York
                           Corporate Trust Department
                           101 Barclay Street, 21W
                           New York, New York  10286
                           Telecopier No.:  (212) 815-4803
                           Attention:  Corporate Trust Trustee Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  All notices shall be deemed to have been given upon (1) the mailing by first class mail, postage prepaid, of such notices to Holders of the Notes at their registered addresses as recorded in the register; and (2) so long as the Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, the Company shall make publication of such notice to the Holders of the Notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemberger Wort) or, if such publication is not practicable, in one other leading daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions. For so long as the Notes are listed on the Luxembourg Stock Exchange, a copy of all notices shall be provided by the Company to the Luxembourg Stock Exchange.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 10.03. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate, upon which the Trustee may conclusively rely, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel, upon which the Trustee may conclusively rely, in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 10.04. Statements Required in Certificate. Each Officers'
                         ----------------------------------
Certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

          SECTION 10.05. Rules by Trustee, Paying Agent or Registrar. The
                         -------------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 10.06. Payment Date Other Than a Business Day. If an Interest
                         --------------------------------------
Payment Date, Redemption Date, Stated Maturity or date of maturity or repurchase of any Note or any other payment date shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity or repurchase of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity or repurchase, as the case may be.

          SECTION 10.07. Governing Law. The laws of the State of New York shall
                         -------------
govern this Indenture, the Notes and each Guarantee. The Trustee, the Company and any Guarantor agree to submit to the jurisdiction of any federal or state court situated in the State of New York, the City of New York, the Borough of Manhattan in any action or proceeding arising out of or relating to this Indenture, the Notes and each Guarantee. The Company hereby irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such action or proceeding. The Company irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any such action or proceeding in any such court and the defense of inconvenient forum to the maintenance of any such action or proceeding in any such court.

          SECTION 10.08. No Adverse Interpretation of Other Agreements. This
                         ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 10.09. No Recourse Against Others. No recourse for the payment
                         --------------------------
of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee, management board member, supervisory board member or controlling person, as such, of the Company or any Guarantor or of any successor Person, either directly or through the Company, any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 10.10. Successors. All agreements of the Company and any
                         ----------
Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee of this Indenture shall bind its successor.

          SECTION 10.11. Duplicate Originals. The parties may sign any number of
                         -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 10.12. Separability. In case any provision in this Indenture,
                         ------------
in any Guarantee or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.13. Table of Contents, Headings, etc. The Table of
                          -------------------------------
Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          SECTION 10.14. Judgment Currency. The Company and any Guarantor agree,
                         -----------------
jointly and severally, to indemnify the Holders and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any loss incurred, as incurred, as a result of any judgment or award in connection with this Indenture being expressed in a currency (the "Judgment Currency") other than Euro and as a
                              -----------------
result of any variation as between (i) the spot rate of exchange in London at which the Judgment Currency could have been converted into Euro as of the date such judgment or award is paid and (ii) the spot rate of exchange at which the indemnified party converts such Judgment Currency. The foregoing indemnity shall constitute a separate and independent obligation of the Company and any Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          SECTION 10.15. Waiver of Jury Trial. Each of the Company, any
                         --------------------
Guarantors, Trustee, Paying Agent, and Registrar hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, any Guarantee or the transactions contemplated hereby.

          SECTION 10.16. Unclaimed Money; Prescription. If money deposited with
                         -----------------------------
the Trustee or any Paying Agent for the payment of principal, premium (if any), interest or Liquidated Damages (if any) remains unclaimed for two years, the Trustee and such Paying Agent shall, upon written request of the Company, pay such money back to the Company. Following such repayment to the Company, Holders of the Notes entitled to such payment must look to the Company for such payment unless applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent shall cease. Other than as set forth in this paragraph, this Indenture does not provide for any prescription period for the payment of principal, premium (if any), interest and Liquidated Damages (if any) on the Notes.

                                ARTICLE ELEVEN

                              GUARANTEE OF NOTES


          SECTION 11.01. Guarantee. Each Guarantor hereby unconditionally
                         ---------
guarantee, as a primary obligor and not merely a surety, on an unsecured senior basis, to each Holder of a Note authenticated and delivered by a Trustee and to the Trustee and their successors, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Liquidated Damages payable thereon) will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations under this Indenture (the "Indenture Obligations") will be promptly
                                       ---------------------
paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity date of the Notes, by acceleration or otherwise. An Event of Default under this Indenture or the Notes shall constitute an event of default under any Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not its Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of each Guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and its Guarantee. Any Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor fur-ther agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee.

          SECTION 11.02. Execution and Delivery of Guarantee. Guarantees,
                         -----------------------------------
substantially in the form included in Exhibit E of this Indenture, shall be
                                      ---------
executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of each Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Guarantees set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time a Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by a Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Guarantee set forth in this Indenture on behalf of its respective Guarantor.

          SECTION 11.03. Waiver of Subrogation. Each Guarantor hereby
                         ---------------------
irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company or any other Restricted Subsidiary that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders and the Trustee against the Company or any other Restricted Subsidiary, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Restricted Subsidiary, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders and the Trustee and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the obligations in favor of the Holders and the Trustee, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits.

          SECTION 11.04. Immediate Payment. Each Guarantor shall make immediate
                         -----------------
payment to the Trustee on behalf of the Holders and the Trustee of all obligations with respect to its Guarantee owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

          SECTION 11.05. No Set-Off. Each payment to be made by any Guarantor
                         ----------
hereunder in respect of any obligations with respect to its Guarantee shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 11.06. Obligations Absolute. The obligations of each Guarantor
                         --------------------
hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by such Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

          SECTION 11.07. Obligations Continuing. The obligations of each
                         ----------------------
Guarantor hereunder shall be continuing and shall remain in full force and effect until all of the obligations with respect thereto have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force in the jurisdiction of incorporation or organization of such Guarantor or elsewhere and, in the event of the failure of such Guarantor so to do, it hereby irrevocably appoints the Trustee and each of them the attorneys and agents of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

          SECTION 11.08. Obligations Not Reduced. The obligations of each
                         -----------------------
Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

          SECTION 11.09. Obligations Reinstated. The obligations of each
                         ----------------------
Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of each Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of such Guarantor) is rescinded or reclaimed from any of the Holders and the Trustee upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

          SECTION 11.10. Obligations Not Affected. The obligations of each
                         ------------------------
Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by such Guarantor or any of the Holders and the Trustee) which, but for this provision, might constitute a whole or partial defense to a claim against each Guarantor hereunder or might operate to release or otherwise exonerate such Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders and the Trustee or otherwise, including, without limitation:

          (i) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

          (ii) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

          (iii) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to any Guarantor;

          (iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

          (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or any Guarantor;

          (viii) any merger or amalgamation of the Company or any Guarantor with any Person or Persons;

          (ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of any Guarantor under its Guarantee; and

          (x) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of any Guarantor in respect of its guarantee hereunder.

          SECTION 11.11. Waiver. Without in any way limiting the provisions of
                         ------
Section 11.01 of this Indenture, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of such Guarantor hereunder, notice or proof of reliance by the Holders and the Trustee upon the obligations of such Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the obligations under its Guarantee, or other notice or formalities to the Company or such Guarantor of any kind whatsoever.

          SECTION 11.12. No Obligation to Take Action Against Company. Neither
                         --------------------------------------------
the Trustee nor any of the Holders shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under any Guarantee or against the Company or any other person or any property of the Company or any other person before the Trustee is entitled to demand payment and performance by any Guarantor of its liabilities and obligations under its Guarantee, and each Guarantor hereby waives all benefit of discussion.

          SECTION 11.13. Default and Enforcement. (a) If any Guarantor fails to
                         -----------------------
pay in accordance with Section 11.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of such Guarantee and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from any Guarantor the obligations of such Guarantor with respect to its Guarantee.

          (b) No Holder shall have the right to institute any suit, action or proceeding against any Guarantor for any default hereunder except in the manner and subject to the conditions set forth in Article Six of this Indenture, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to enforce any right hereunder by his or their action except as aforesaid and that all powers and trusts hereunder shall be exercised and all proceedings at law or in equity shall be instituted, had and maintained by the Trustee, only as aforesaid and in any event for the benefit of all Holders as provided in this Indenture.

          SECTION 11.14. Costs and Expenses. Each Guarantor shall pay on demand
                         ------------------
by the Trustee any and all costs, fees and expenses (including, without limitation, the fees and the expenses of its counsel) incurred by the Trustee or any of the Holders in enforcing any of their rights under its Guarantee.

          SECTION 11.15. No Merger or Waiver; Cumulative Remedies. No Guarantee
                         ----------------------------------------
shall operate by way of merger of any of the obligations of any Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under this Indenture, the Notes and any other document or instrument between any Guarantor and/or the Company and the Trustee, are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

          SECTION 11.16. Survival of Obligations. Without prejudice to the
                         -----------------------
survival of any of the other obligations of any Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of any obligations with respect to its Guarantee and shall be enforceable against each Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

          SECTION 11.17. Guarantee in Addition to Other Obligations. The
                         ------------------------------------------
obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

          SECTION 11.18. Successors and Assigns. Each Guarantee shall be binding
                         ----------------------
upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder except in accordance with the provisions of Section 9.01 or Section 9.02 of this Indenture, as applicable.

          SECTION 11.19. Governing Law; Agent for Service; Submission to
                         -----------------------------------------------
Jurisdiction; Waiver of Immunities; Judgment Currency. Each Guarantor hereby
-----------------------------------------------------
acknowledges and agrees to comply with and be bound by Section 10.07, Section
10.15 and Section 10.16 of this Indenture on the same terms as the Company and as if the term "Guarantor" had therein been substituted for the term "Company."

          SECTION 11.20. Release of Guarantee. In the event of a sale or other
                         --------------------
disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Company and the Restricted Subsidiaries, then that Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with Section 4.11, to the extent required thereby. In addition, any Guarantor that is Designated as an Unrestricted Subsidiary or that otherwise ceases to be a Guarantor, in each case in accordance with the provisions of this Indenture, will be released from its Note Guarantee upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

                           [Signature Pages Follow]

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     SOLA INTERNATIONAL INC.,
                                          as the Company


                                     By: /s/ Steven M. Neil
                                         ------------------------------------
                                         Name: Steven M. Neil
                                         Title: Executive Vice President


                                     THE BANK OF NEW YORK, as Trustee,


                                     By: /s/ Thomas E. Tabor
                                         ------------------------------------
                                         Name: Thomas E. Tabor
                                         Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                                {FACE OF NOTE}

       [Insert Private Placement Legend and Global Notes if Applicable]

                            SOLA INTERNATIONAL INC.

                           11% Senior Note Due 2008

                                                            (euro)205,000,000


ISIN No.[_]
Common Code[_]



No.[_]


          SOLA INTERNATIONAL INC., a Delaware corporation (the "Company", which
                                                                -------
term includes any successor under the Indenture hereinafter referred to), for value received, promise to pay to _______________, or its registered assigns, the principal sum of Euro (euro) 205,000,000 on March 15, 2008.

          Interest Payment Dates: September 15 and March 15 commencing September 15, 2001.

          Regular Record Dates:  September 1 and March 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized signatories.

                                       SOLA INTERNATIONAL INC.


                                       By: ____________________________________
                                           Name:
                                           Title:


                   (Trustee's Certificate of Authentication)

          This is one of the 11% Senior Notes due 2008 described in the within-mentioned Indenture.

Date:  April 17, 2001

                                       THE BANK OF NEW YORK, as Trustee


                                       By: ____________________________________
                                           Name:
                                           Title:

                            {REVERSE SIDE OF NOTE}

                            SOLA INTERNATIONAL INC.

                           11% Senior Note due 2008

1.   Principal and Interest.
     ----------------------

          The Company shall pay the principal of this Note on March 15, 2008.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be paid semiannually in arrears on each Interest Payment Date, commencing September 15, 2001. Interest on this Note will accrue from the latest date to which interest has been paid on the Notes or, if no interest has been paid, the Issue Date; provided, however, that, if the Exchange Offer is consummated and Unrestricted Notes are issued in exchange for this Note in connection therewith, any accrued and unpaid interest on this Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Unrestricted Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is the then applicable interest rate borne by the Notes.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the principal amount of the Notes on each September 15 and March 15 to the persons who are Holders of the relevant Notes on the September 1 or March 1, as the case may be, immediately preceding such Interest Payment Date (as reflected in the Register at the close of business on the Regular Record Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date. The Company shall make payments of principal on the Notes to Holders that surrender Notes to the Paying Agent.

          If a Holder has given wire transfer instructions to the Paying Agent at least 15 days prior to any payment, the Company shall make all principal, premium and interest and Liquidated Damages, if any, payments on the Notes owned by such Holder in accordance with those instructions. All other payments on the Notes shall be made by check mailed to the Holders at their address set forth in the register of Holders, or in the case of the final payment of principal and interest, if any, on any Note, upon presentation and surrender of such Note at the office of the Paying Agent. All payments on the Notes will be made in Euros.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Company has appointed the corporate trust office of the Trustee in The City of New York located at the address set forth in Section
10.02 of the Indenture as Paying Agent in The City of New York. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

4.   Indenture; Limitations.
     ----------------------

          The Company issued the Notes under an Indenture dated as of April 17, 2001 (the "Indenture"), among the Company and The Bank of New York, as trustee
           ---------
(the "Trustee"). Capitalized terms herein are used as defined in the Indenture
      -------
unless otherwise indicated. This Note is one of a duly authorized issue of Notes of the Company designated as its 11% Senior Notes due 2008 (the "Initial
                                                                 -------
Notes"). The Initial Notes are initially being issued in the aggregate principal
-----
amount of (euro)205,000,000. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture (the "Additional Notes"). The Notes include the Unrestricted Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Additional Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture. The Notes are unsecured and unsubordinated obligations of the Company.

5.   Redemption.
     ----------

          (a) Except as set forth below, the Notes may not be redeemed prior to March 15, 2005.

          The Notes will be redeemable, in whole or in part, at the Company's option, at any time, on or after March 15, 2005 at the redemption prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date if redeemed during the 12-month period beginning on March 15 of the years indicated below:

      Year                                   Percentage
      ----                                   ----------
      2005..............................      105.50%
      2006..............................      102.75%
      2007 and thereafter...............      100.00%

                  (b) In addition, at any time, or from time to time, on or
prior to       , 2004, the Company may, at its option, use the Net Proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the Notes at a redemption price equal to 111% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued (including the original principal amount of Additional Notes) remains outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after receipt of the proceeds of any such Public Equity Offering.

                  For purposes of this Section 6, the following terms shall be defined as set forth below:

                  "Public Equity Offering" means an underwritten public offering
                   ----------------------
of Qualified Capital Stock of the Company generating gross proceeds of at least $50.0 million pursuant to an effective registration statement filed under the Securities Act.

                  Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its last address as it appears in the Register. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notice of redemption shall be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemberger Wort). On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the Redemption Price pursuant to the terms of the Indenture, unless the Company defaults in the payment of the Redemption Price. The Trustee may select for redemption portions of the principal amount of the Notes that have denominations equal to
(euro)1,000 integral multiples thereof in accordance with Section 3.03 of the Indenture.

6.        Redemption for Changes in Withholding Taxes.
          -------------------------------------------

                  The Company may redeem the Notes, in whole, but not in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, in the event of certain changes in the applicable tax laws or treaties.

7.        Repurchase upon Change in Control.
          ---------------------------------

                  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase its Notes in cash pursuant to the offer described in the

Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment").
               -------------------------

                  A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Register and to the Trustee. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.        Denominations; Transfer; Exchange.
          ---------------------------------

                  The Notes are in registered form without coupons in denominations of (euro)1,000 principal amount and multiples of (euro)1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9.        Persons Deemed Owners.
          ---------------------

                  A Holder shall be treated as the owner of a Note for all purposes.

10.       Unclaimed Money.
          ---------------

                  If money deposited with the Trustee or any Paying Agent for the payment of principal, premium (if any), interest or Liquidated Damages (if any) remains unclaimed for two years, the Trustee and each such Paying Agent shall pay such money back to the Company upon written request of the Company. Following such repayment to the Company, Holders of the Notes entitled to such payment must look to the Company for such payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the Indenture does not provide for any prescription period for the payment of principal, premium (if any), interest and Liquidated Damages (if any) on the Notes.

11.       Discharge Prior to Redemption or Maturity.
          -----------------------------------------

                  If the Company deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of and accrued interest on the Notes to redemption or maturity, the Company and each Guarantor, if any, will be discharged from the Indenture, the Notes and any Guarantees except in certain circumstances set forth in the Indenture.

12.       Legal Defeasance and Covenant Defeasance.
          ----------------------------------------

                  The Company and each Guarantor may be discharged from their obligations under the Indenture, the Notes and the Guarantees, if any, except for certain provisions thereof, and the Company may be discharged from its obligations to comply with certain covenants contained therein, in each case upon satisfaction of certain conditions specified in the Indenture.

13.       Amendment; Supplement; Waiver.
          -----------------------------

                  Subject to certain exceptions, the Indenture, the Notes and each Guarantee, if any, may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and each Guarantee, if any, to, among other things, cure any ambiguity, defect or inconsistency provided that such action does not adversely affect the rights or interests of the Holders in any material respect. Certain modifications will require the consent of each Holder affected thereby.

14.       Restrictive Covenants.
          ---------------------

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates and, in the case of the Company and any Guarantor, if any, to merge, consolidate or transfer substantially all of its assets.

15.       Successor Persons.
          -----------------

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16.       Defaults and Remedies.
          ---------------------

                  If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of the Indenture that occurs with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under the Indenture by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued interest, if any, on all Notes to be due and payable. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs and is continuing with respect to the Company, such amount with respect to all the Notes shall, ipso facto, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders may not enforce the Indenture, the Notes or the Guarantee except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or any Guarantees. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.       Trustee Dealings with Company.
          -----------------------------

                  Subject to the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.       No Recourse Against Others.
          --------------------------

                  No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or any Guarantees, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, in any of the Notes or any Guarantees, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee, management board member, supervisory board member or controlling person, as such, of the Company, any Guarantor or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise.

19.       Authentication.
          --------------

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.       Abbreviations.
          -------------

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Sola International Inc., 1290 Oakmead Parkway, Suite 230, Sunnyvale, California 94085.

21.       Registration Rights.
          -------------------

                  Pursuant to the Registration Rights Agreement, the Company shall be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 11% Senior Note due 2008 of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like
 -----------------
principal amount and having terms identical in all material respects to the Initial Notes. The Holders shall be entitled to receive certain Liquidated Damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

22.       Choice of Law.
          -------------

                  The laws of the State of New York shall govern the Indenture and this Note.

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Company Registration, Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________      Signed:__________________________________________
                                                  (Sign exactly as name appears
                                                  on the other side of this
                                                  Note)


Signature Guarantee:____________________________________________________________
                              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company
pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: [   ]

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): (euro)_________.

Date:  ________________

Your Signature:

________________________________________________________________________________
       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:____________________________

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT
                     OF INDEBTEDNESS EVIDENCED BY THIS NOTE

                  The initial principal amount of indebtedness evidenced by this Note shall be (euro)_____. The following decreases/increases in the principal amount of indebtedness evidenced by this Note have been made:

                                                                     Total Principal
                        Decrease in            Increase in           Amount of Indebt-
                        Principal Amount       Principal Amount      edness Evidenced       Notation Made
Date of                 of Indebtedness        of Indebtedness       Following Such         by or on Behalf
Decrease/Increase       Evidenced              Evidenced             Decrease/Increase      of Trustee
-----------------       ----------------       ------------------    ------------------     ------------------

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Sola International Inc.
1290 Oakmead Parkway
Suite 230
Sunnyvale, CA  94085
Attention:  Steven Neil

The Bank of New York
101 Barclay Street
21st Floor West
New York, NY  10286
Attn:  Corporate Trust Administration

                  Re:      11% Senior Notes due 2008 Sola International Inc.
                           -------------------------------------------------

                  Reference is hereby made to the Indenture, dated as of April 17, 2001 (the "Indenture"), among Sola International Inc., as Company (the
               ---------
"Company") and The Bank of New York, as trustee. Capitalized terms used but not
 -------
defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "Transferor") owns and proposes to
                                            ----------
transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in
                                                              -------
a principal amount of (euro)___________ (the "Transfer"), to
                                              --------
___________________________ (the "Transferee"), as further specified in Annex A
                                  ----------
hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

                  1.    [_]   Check if Transferee will take delivery of a
beneficial interest in the U.S. Global Note or a Definitive Registered Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further
              --------------
certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the trans-ferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the U.S. Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

                  2.    [_]   Check if Transferee will take delivery of a Book-
Entry Interest in the International Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the International Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

                  3.    [_]   Check and complete if Transferee will take
delivery of a Book-Entry Interest in the U.S. Global Note or a Definitive Registered Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a)   [_]   such Transfer is being effected pursuant to and in
accordance with Rule 144 under the Securities Act;

                  or

                  (b)   [_]   such Transfer is being effected to the Company or
a subsidiary thereof;

                  or

                  (c)   [_]   such Transfer is being effected to an
institutional "Accredited Investor," as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities

Act, and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or Restricted Definitive Registered Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture
                                                      ---------
and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than (euro)250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Restricted Definitive Registered Notes and in the Indenture and the Securities Act.

                  4.    [_]   Check if Transferee will take delivery of a Book-
Entry Interest in an Unrestricted Global Note or an Unrestricted Definitive Registered Note. The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                   _____________________________________
                                   [Insert Name of Transferor]


                                   By:  ________________________________
                                        Name:
                                        Title:


Dated:  ____________________

                    ANNEX A TO CERTIFICATE OF TRANSFER

               1.   The Transferor owns and proposes to transfer the following:

                    [CHECK ONE OF (a)(i), (a)(ii) or (b)]

               (a)  [_]       a Book-Entry Interest in the:

                              (i)      [_] U.S. Global Note (ISIN __________;
               Common Code __________), held through Participant Account __________, or

                              (iii)    [_] International Global Note (ISIN
               __________; Common Code __________), held through Participant Account __________, or

               (b)  [_]       a Restricted Definitive Registered Note; or

               2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

               (a)  [_]       a Book-Entry Interest in the :

                              (i)      [_]   U.S. Global Note (ISIN __________;
               Common Code __________), held through Participant Account __________, or

                              (ii)     [_]   International Global Note (ISIN
               __________; Common Code __________), held through Participant Account __________, or

                              (iii)    [_]   Unrestricted Global Note (ISIN
               __________; Common Code ___________), held through Participant Account __________, or

               (b)  [_]       a Restricted Definitive Registered Note; or

               (c)  [_]       an Unrestricted Definitive Registered Note.

                                                                       EXHIBIT C
                                                                       ---------

                        FORM OF CERTIFICATE OF EXCHANGE

Sola International Inc.
1290 Oakmead Parkway
Suite 230
Sunnyvale, CA  94085
Attention:  Steven Neil

The Bank of New York
101 Barclay Street
21st Floor West
New York, NY  10286
Attn:  Corporate Trust Administration

                  Re:      11% Senior Notes due 2008 Sola International Inc.
                           -------------------------------------------------

                  (Regulation S ISIN XS-0127985397; Common Code 012798539) (144A ISIN XS-0128004792; Common Code 012800479)

                  Reference is hereby made to the Indenture, dated as of April 17, 2001 (the "Indenture"), among Sola International Inc., as issuer (the
               ---------
"Company") and The Bank of New York, as trustee. Capitalized terms used but not
 -------
defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "Owner") owns and proposes to
                                                   -----
exchange the Note[s] or interest in such Note[s] specified on Annex A hereto, in
                                                              -------
a principal amount of (euro)____________ (the "Exchange"). In connection with
                                               --------
the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Registered Notes or Book-Entry Interests in Restricted Global Notes for Restricted Definitive Registered Notes or Book-Entry Interests in Restricted Global Notes

                  (a)      [_]    Check if Exchange is from Book-Entry Interest
in a Restricted Global Note to Restricted Definitive Registered Note. In connection with the Exchange of the Owner's Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Registered
Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Note and in the Indenture and the Securities Act.

                  (b)      [_]    Check if Exchange is from Restricted
Definitive Registered Note to Book-Entry Interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Registered Note for Book-Entry Interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies that the Book-Entry Interests are being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interests will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                [Insert Name of Owner]


                                By: ____________________________________
                                    Name:
                                    Title:


Dated:  ______________________

                      ANNEX A TO CERTIFICATE OF EXCHANGE

               1. The Owner currently owns and proposes to Exchange the following:

                      [CHECK ONE OF (a)(i), (a)(ii) or (b)]

               (a)    a Book-Entry Interest in the:

                              (i)    [_]   U.S. Global Note (ISIN __________;
               Common Code __________), held through Participant Account __________, or

                              (ii)   [_]   International Global Note (ISIN
               __________; Common Code __________), held through Participant Account __________, or

               (b)    [_]      a Restricted Definitive Registered Note.

               2.     After the Exchange the Owner will hold:

                                  [CHECK ONE]

               (a)            a Book-Entry Interest in the:

                              (i)    [_]   U.S. Global Note (ISIN __________;
               Common Code __________), through Participant Account __________, or

                              (ii)   [_]   International Global Note (ISIN
               __________; Common Code __________), through Participant Account
               __________, or

               (b)    [_]      a Restricted Definitive Registered Note.

               2. The Owner requests that Definitive Registered Notes be registered in the following name:

                  -------------------

                  -------------------

                  and sent to the Owner at the following address:

                  -------------------

                  -------------------

                                                                       EXHIBIT D
                                                                       ---------

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Sola International Inc.
1290 Oakmead Parkway
Suite 230
Sunnyvale, CA  94085
Attention:  Steven Neil

The Bank of New York
101 Barclay Street
21st Floor West
New York, NY  10286
Attn:  Corporate Trust Administration

                  Re:      11% Senior Notes due 2008 Sola International Inc.
                           -------------------------------------------------

                  Reference is hereby made to the Indenture, dated as of April 17, 2001 (the "Indenture"), among Sola International Inc., as issuer (the
               ---------
"Company") and The Bank of New York, as trustee. Capitalized terms used but not
 -------
defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of (euro)____________ aggregate principal amount of:

                  (a)    [_]      a Book-Entry Interest in a Global Note, or

                  (b)    [_]      a Definitive Registered Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
                                         --------------

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the

Notes or any interest therein, we will do so only (a) to Sola International Inc. or any of its subsidiaries, (b) pursuant to a registration statement that has been declared effective under the U.S. Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act, to a person who the holder reasonably believes is a QIB purchasing for its own account or for the account of a QIB in compliance with Rule 144A and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offshore transactions in compliance with Rule 903 and 904 under the U.S. Securities Act, (e) in a transaction meeting the requirements of Rule 144 under the U.S. Securities Act, (f) to an institutional accredited investor that, prior to such transfer, furnishes to the trustee or the registrar a signed letter containing certain representations and agreements relating to the transfer (the form of which letter has been obtained from the trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than
(euro)250,000, an opinion of counsel acceptable to the Company that such transfer is in accordance with the U.S. Securities Act, or (g) in accordance with another exemption from the registration requirements of the U.S. Securities Act (and based upon an opinion of counsel acceptable to Sola International Inc.), subject in each of the foregoing cases to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws. We further agree to provide to any person purchasing the Definitive Registered Note or Book-Entry Interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through
(g) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or Book-Entry Interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or Book-Entry Interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion without a view to distribution thereof and without any present intention of selling such Notes or Book-Entry Interests in a transaction that would violate the Securities Act.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    [Insert Name of Accredited Investor]


                                    By:  _______________________________________
                                         Name:
                                         Title:


Dated:  _______________

                                                                       EXHIBIT E
                                                                       ---------

                               FORM OF GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in Euros of principal of, premium, if any, Liquidated Damages, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and premium and, to the extent lawful, Liquidated Damages, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of each Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 17, 2001, between Sola International Inc. and The Bank of New York, as Trustee, as amended or supplemented (the "Indenture").
                                          ---------
                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE OF NEW YORK FOR THE PURPOSES SET FORTH IN THE INDENTURE, THE NOTES OR THIS GUARANTEE.

                            [Signature Page Follows]

Date:

                                       [                 ],
                                         as Guarantor


                                       By:  ____________________________________
                                            Name:
                                            Title:

                                     E-ii